
                                                                  EXHIBIT (b)(4)

                                                                  EXECUTION COPY
================================================================================

                              INTEGRITY MEDIA, INC.

                             KONA ACQUISITION CORP.

             $15,000,000 Senior Subordinated Notes due July 8, 2011

                Warrants for 7.0% of the Shares of Common Stock,
       $0.01 par value (subject to adjustment), of Integrity Media, Inc.

                              --------------------

                          SECURITIES PURCHASE AGREEMENT

                              --------------------

                                  July 8, 2004

================================================================================
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                               TABLE OF CONTENTS
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1. Authorization of Securities; Subsidiary Guarantees............................................................    1

2. Sale and Purchase of Securities...............................................................................    2

3. Closing.......................................................................................................    2

4. Conditions to Closing.........................................................................................    3
         4.1 Representations and Warranties Correct..............................................................    3
         4.2 Performance; No Default.............................................................................    3
         4.3 Related Transactions................................................................................    3
         4.4 Compliance Certificate..............................................................................    4
         4.5 Proceedings and Documents...........................................................................    5
         4.6 Opinions of Counsel.................................................................................    5
         4.7 Legal Investment: Certificate.......................................................................    5
         4.8 Sale and Purchase Not Forbidden by Law..............................................................    5
         4.9 Payment of Closing Fee and Transaction Costs........................................................    5

5.       Representations and Warranties..........................................................................    5
         5.1 Organization, Standing, etc.........................................................................    6
         5.2 Names; Jurisdictions of Organization; Subsidiaries..................................................    6
         5.3 Qualification.......................................................................................    6
         5.4 Business, etc.......................................................................................    6
         5.5 Shares; Voting Provisions; Options; Warrant Shares, etc.............................................    6
         5.6 Financial Statements................................................................................    7
         5.7 Changes; Solvency, etc..............................................................................    8
         5.8 Tax Returns and Payments............................................................................    8
         5.9 Debt, Liens, Investments, Transactions with Affiliates and Leases...................................    9
         5.10 Title to Properties; Liens; Leases Real Property...................................................    9
         5.11 Litigation. etc....................................................................................   10
         5.12 Valid and Binding Obligations; Compliance with Laws and Other Instruments;
                  Absence of Restrictions, etc...................................................................   10
         5.13 ERISA..............................................................................................   12
         5.14 Consents, etc......................................................................................   13
         5.15 Proprietary Rights; Licenses.......................................................................   13
         5.16 Offer of Securities; Investment Bankers............................................................   14
         5.17 Government Regulation..............................................................................   14
         5.18 Labor Relations; Suppliers, Distributors and Customers.............................................   14
         5.19 Disclosure.........................................................................................   14

6. Use of Proceeds; Regulation U, etc............................................................................   15

7. Financial Statements and Information..........................................................................   15

8. Inspection; Board Visitation Rights; Confidentiality..........................................................   18

                                       i

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
9. Prepayment of Notes...........................................................................................   20
         9.1 Optional Prepayment With Premium of Notes...........................................................   20
         9.2 Mandatory Prepayment upon a Change of Control or Any Public Offering................................   20
         9.3 Allocation of Partial Prepayments of Notes..........................................................   21
         9.4 Notice of Optional Prepayments of Notes.............................................................   21
         9.5 Maturity; Accrued Interest; Surrender, etc. of Notes................................................   21
         9.6 Purchase of Notes...................................................................................   21
         9.7 Payment on Non-Business Days........................................................................   22
         9.8 Application of Notes in Satisfaction of Exercise Price of Warrants..................................   22

10. Subordination of Notes and Subsidiary Guarantees.............................................................   22

11. Reserved.....................................................................................................   22

12. Reserved.....................................................................................................   22

13. Reserved.....................................................................................................   22

14. Covenants of the Company.....................................................................................   22
         14.1 Books of Record and Account;Reserves...............................................................   22
         14.2 Payment of Taxes; Existence; Maintenance of Properties; Compliance with Laws;
                  Lines of Business; Proprietary Rights and Licenses.............................................   22
         14.3 Insurance..........................................................................................   23
         14.4 Limitation on Discount or Sale of Receivables......................................................   24
         14.5 Limitation on Debt.................................................................................   24
         14.6 Limitations on Restricted Payments.................................................................   26
         14.7 Certain Financial Covenants........................................................................   27
         14.8 Limitation on Tax Consolidation....................................................................   28
         14.9 Limitation on Liens................................................................................   28
         14.10 Limitation on Transactions with Affiliates........................................................   28
         14.11 Limitation on Investments.........................................................................   28
         14.12 Limitation on Issuance of Shares of Subsidiaries..................................................   30
         14.13 Limitation on Company's Consolidation, Merger and Purchases.......................................   30
         14.14 Limitation on Disposition of Property.............................................................   30
         14.15 Modification of Certain Documents, Agreements and Instruments, Fiscal Year........................   31
         14.16 Unconditional Purchase Obligations................................................................   31
         14.17 Merger............................................................................................   32
         14.18 Compensation......................................................................................   32
         14.19 Charitable Contributions..........................................................................   32
         14.20 Warrants..........................................................................................   32
         14.21 Integrity Music Europe............................................................................   32
         14.22 Further Assurances................................................................................   33

15. Reserved.....................................................................................................   33
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                                       ii

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
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
16. Definitions..................................................................................................   33
         16.1 Definitions of Capitalized Terms...................................................................   33
         16.2 Other Definitions..................................................................................   48
         16.3 Accounting Terms and Principles; Laws..............................................................   48

17. Remedies.....................................................................................................   49
         17.1 Events of Default Defined; Acceleration of Maturity................................................   49
         17.2 Suits for Enforcement, etc.........................................................................   52
         17.3 No Election of Remedies............................................................................   53
         17.4 Remedies Not Waived................................................................................   53
         17.5 Application of Payments............................................................................   53

18. Registration, Transfer and Exchange of Securities; Limitations on Transfers..................................   53

19. Replacement of Securities....................................................................................   54

20. Amendment and Waiver.........................................................................................   54

21. Method of Payment of Securities..............................................................................   55

22. Expenses; Indemnity..........................................................................................   55

23. Taxes........................................................................................................   56

24. Communications...............................................................................................   56

25. Survival of Agreements, Representations and Warranties, etc; Reaffirmation of Company
         Guarantee...............................................................................................   57

26. Successors and Assigns; Rights of Other Holders..............................................................   57

27. Purchase for Investment; ERISA...............................................................................   57

28. Governing Law; Jurisdiction; Waiver of Jury Trial............................................................   58

29. Other Business...............................................................................................   59

30. Purchaser Agent..............................................................................................   59

31. Miscellaneous................................................................................................   59

                                      iii

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
Schedule I                 Schedule of Purchasers
Exhibit 1(a)               Form of Note
Exhibit 1(c)               Form of Warrant
Exhibit 1(e)               Form of Subsidiary Guarantee
Exhibit 3                  Wire Instructions
Exhibit 4.3(d)             Form of Stockholders' Agreement
Exhibit 4.3(e)             Form of Registration Rights Agreement
Exhibit 4.3(g)             Form of Subordination Agreement
Exhibit 4.6(a)             Opinion of Alston & Bird
Exhibit 5.2                Names; Jurisdictions of Incorporation; Subsidiaries
Exhibit 5.4                Disclosure Documents
Exhibit 5.5(a)             Shares; Voting Provisions
Exhibit 5.5(b)             Rights, Options, Warrants, etc.
Exhibit 5.6(a)             Financial Statements
Exhibit 5.6(b)             Projections and Pro Forma Unaudited Consolidated Balance Sheet
Exhibit 5.6(c)             Proforma Balance Sheet
Exhibit 5.9                Debt, Liens, Investments, Transactions with Affiliates and Leases
Exhibit 5.10               Real Property
Exhibit 5.11               Litigation
Exhibit 5.12(b)            Environmental Filings
Exhibit 5.12(d)            Conflicts
Exhibit 5.14               Consents
Exhibit 6                  Use of Proceeds
Exhibit 14.11              Investments
Exhibit 16                 Competitors

                          SECURITIES PURCHASE AGREEMENT

         INTEGRITY MEDIA, INC., a Delaware corporation (the "Target") and KONA ACQUISITION CORP., a Delaware corporation, which, upon the consummation of the Merger referenced below, will be merged with and into the Target (as defined below) with the Target being the surviving company (the "Company") agrees with Key Principal Partners III LLC, a Delaware limited liability company ("KPP") and KPP INVESTORS II L.P., a Delaware limited partnership ("KPP II" and together with KPP, the "Purchasers" and each a "Purchaser") as follows. Certain capitalized terms used herein are defined in Section 16.

1. Authorization of Securities; Subsidiary Guarantees.

                  (a) The Company has authorized the issue and sale of its Senior Subordinated Notes due July 8, 2011 in the aggregate principal amount of $15,000,000 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") to be issued at the Closing to the Purchasers. The Notes are to be substantially in the form of Exhibit 1(a) attached hereto.

                  (b) The Notes and the Warrants and, unless the context clearly requires otherwise, the Warrant Shares (as defined in the Warrants), are collectively referred to as the "Securities" and each as a "Security".

                  (c) CURRENT INTEREST. The principal of the Notes (and accrued but unpaid, past due interest outstanding from time to time hereafter) shall bear interest currently ("Current Interest") from the date of issuance at an annual rate of twelve and one half percent (12.5%). Current Interest on the Notes is payable quarterly in arrears on the last day of each calendar quarter, commencing September 30, 2004 and continuing until the Notes are repaid in full.

                  DEFERRED INTEREST. In addition to Current Interest, the principal of the Notes (and accrued but unpaid, past due interest outstanding from time to time hereafter) shall bear deferred interest ("Deferred Interest") from the date of issuance at an annual rate of two percent (2%). Once accrued and to the extent not paid in cash, Deferred Interest shall continue to accrue and compound quarterly at an annual rate of fourteen and one half percent (14.5%) until paid. Subject to the following paragraph, the Company may pay the Deferred Interest prior to maturity at the Company's option.

                  PAYMENTS OF DEFERRED INTEREST BEFORE MATURITY. If, on any interest payment date following the fifth anniversary of the date of issuance of the Notes, (A) the aggregate amount includible in gross income with respect to the Notes for periods before the close of such accrual period (determined in accordance with Section 163(i)(2)(A) of the Code) would, but for this provision, exceed (B) the sum of (i) the aggregate amount of interest to be paid under the Notes before the close of such accrual period, and (ii) the product of the issue price of the Notes (as defined in Sections 1273(b) and 1274(a) of the Code) and their yield to maturity (determined in accordance with Section 163(i) of the Code) of the Notes, then the Company shall make a payment of Deferred Interest on such interest payment date in an amount equal to such excess.

                  OTHER PROVISIONS. In no event shall the amount paid or agreed to be paid by the Company or any guarantor of any Note as interest and premium on any Note exceed the highest lawful rate permissible under any law applicable thereto. Interest under the Notes shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  (d) The principal of the Notes, including any Deferred Interest which has been accrued but not paid, shall be payable as follows: (i) an amount equal to fifty percent (50%) of the outstanding amount of principal and interest shall be due on January 8, 2011; and
         (ii) the remaining outstanding principal amount and any unpaid interest shall be due on July 8, 2011.

                  (e) Each Domestic Subsidiary (except for Celebration, Integrity Music, Inc., Enlight and Integrity Incorporated) and each Person, if any, which hereafter becomes a Domestic Subsidiary of the Company shall unconditionally guarantee the Notes and all other obligations of the Company and its Subsidiaries, if any, under the Operative Documents pursuant to a guarantee substantially in the form of Exhibit 1(e) attached hereto as amended, modified and supplemented from time to time (each a "Subsidiary Guarantee"; collectively, the "Subsidiary Guarantees").

2. Sale and Purchase of Securities.

         On the Closing Date, the Company will issue and sell to the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein and in the other Operative Documents, each of the Purchasers will purchase from the Company, at the Closing, as specified in Section 3, such Securities as are specified on that portion of Schedule I attached hereto as is applicable to each Purchaser. The aggregate purchase price of the Notes and the Warrants shall be $15,000,000 which shall be allocated (a) $14,500,000 to the Notes and (b) $500,000 to the Warrants. The Company and each of the Purchasers agree that the values ascribed to the Securities (which values shall be used by the Company and each of the Purchasers, as well as any subsequent holder of any of the Securities, for the preparation of tax returns) shall be determined in accordance with the foregoing.

3. Closing.

         The closing of the sale and purchase of the Notes and the Warrants (the "Closing") shall take place at the office of Messrs. Calfee, Halter & Griswold LLP, 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio, 44114 or by exchange via facsimile (with original documents to follow by overnight courier) as of the date that each of the conditions in Section 4 hereof have been satisfied in the discretion of the Purchasers (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser the Securities to be purchased by such Purchaser at the Closing against payment of the purchase price thereof to (or for the benefit of) the Company in immediately available funds in accordance with the wire instructions set forth on Exhibit 3 attached hereto. Delivery of the Securities to be purchased by each Purchaser at the Closing shall be made in the form of one or more Notes and Warrants, in such denominations and registered in such names as are specified on Schedule I attached hereto and in each case dated, and in the case of the Notes, bearing interest from the Closing Date. If, at the Closing, the

Company shall fail to tender the Securities to be delivered to any Purchaser thereat as provided herein, or if at the Closing any of the conditions specified in Section 4 shall not have been fulfilled or waived in writing to any Purchaser's satisfaction, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights such Purchaser may have by reason of such failure or such non-fulfillment.

4. Conditions to Closing.

         Each Purchaser's obligation to purchase and pay for the Securities to be purchased by such Purchaser hereunder at the Closing is subject to the fulfillment to each Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         4.1 Representations and Warranties Correct.

         The representations and warranties made by the Company herein and in the other Operative Documents shall have been true and correct when made and shall be true and correct in all material respects at and as of the time of the Closing (after giving effect to the transactions consummated at the Closing).

         4.2 Performance; No Default.

         The Company shall have performed all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by them prior to or at the Closing. At the time of the Closing (after giving effect to the transactions consummated at the Closing), no Default or Event of Default shall exist. Since December 31, 2003, no event shall have occurred which could reasonably be expected to result in a Material Adverse Change.

         4.3 Related Transactions.

                  (a) The Company, the Target and P. Michael Coleman ("Coleman") shall have executed and delivered that certain Agreement and Plan of Merger (the "Merger Agreement"), among the Company, the Target and Coleman pursuant to which the Company shall merge with and into the Target with the Target being the surviving corporation. All provisions of relevant law and any applicable agreement with respect to the Merger Agreement (other than the payment of the Per Share Cash Merger Consideration (as defined in the Merger Agreement) and the filing of the merger certificate with the Delaware Secretary of State) shall have been complied with and all representations and warranties contained in the Merger Agreement shall be true and correct in all material respects. All filings necessary to effectuate the Merger shall have been made (other than the filing of the Merger Certificate). No material condition under the Merger Agreement for the benefit of the Company or any of its Affiliates shall have been waived without the prior written consent of the Purchasers. The aggregate transaction price of the purchased stock in connection with the Merger Agreement shall not exceed $15,000,000. The aggregate transaction fees and expenses of the Company (and its Subsidiaries and shareholders) incurred in connection with the Merger and all related transactions shall not exceed $2,000,000. The terms of the Merger Agreement shall be satisfactory to the Purchasers in all material respects.

                  (b) After giving effect to the Merger, the debt and equity capitalization of the Company and its Subsidiaries shall be in all respects satisfactory to each of the Purchasers. After giving effect to the Closing, neither the Company nor any of its Subsidiaries shall have any Debt other than that evidenced by the Notes, the Credit Documents and that which is specified on Exhibit 5.9 attached hereto.

                  (c) The Organizational Documents of the Company and each of its Subsidiaries which is a Guarantor shall be in form and substance satisfactory to each of the Purchasers in all material respects.

                  (d) Each of the Purchasers, the Company, and Coleman, Jean C. Coleman and the Coleman Limited Partnership, a Delaware limited partnership, shall have entered into a Stockholders' Agreement substantially in the form of Exhibit 4.3(d) attached hereto, in form and substance satisfactory to the Purchasers, of even date herewith (the "Stockholders' Agreement"), and such agreement shall be in full force and effect.

                  (e) Each of the Purchasers and the Company shall have entered into a Registration Rights Agreement substantially in the form of
         Exhibit 4.3(e) attached hereto of even date herewith (the "Registration Rights Agreement"), and such agreement shall be in full force and effect.

                  (f) The Credit Documents shall have been delivered and shall be in full force and effect. The Company and the Subsidiaries of the Company a party thereto shall have established pursuant thereto (a) a $12,000,000 revolving credit facility, (b) a $ 5,612,500 term loan facility, and (c) a $ 4,351,666.66 mortgage term loan facility. The aggregate amount of the unused borrowing availability immediately following the Closing and the closing of the financing contemplated under the Credit Agreement under such revolving credit facility shall be at least $3,000,000. Each of the Purchasers shall have been furnished with a borrowing base certificate satisfactory in form and substance to each Purchaser evidencing the same. The terms of the Credit Documents shall be satisfactory to each of the Purchasers in all material respects. After giving effect to the transactions contemplated hereby, no default or event of default shall exist under the Credit Agreement and the other Credit Documents.

                  (g) The Company, the Subsidiaries of the Company a party to the Credit Documents, each of the Purchasers and LaSalle Bank National Association shall have entered into a subordination agreement (the "Subordination Agreement") substantially in the form of Exhibit 4.3(g) attached hereto and such agreement shall be in full force and effect.

         4.4 Compliance Certificate.

         Each of the Purchasers shall have received an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.3 have been fulfilled.

         4.5 Proceedings and Documents.

         All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be satisfactory in substance and form to each of the Purchasers and their special counsel, and each of the Purchasers and their special counsel shall have received all such counterpart originals or copies thereof as each of the Purchasers or they may reasonably request.

         4.6 Opinions of Counsel.

         At the Closing, each of the Purchasers shall have received an opinion, dated the Closing Date, from Alston & Bird, LLP, counsel for the Company, substantially in the form of Exhibit 4.6(a) attached hereto.

         4.7 Legal Investment: Certificate.

         At the time of the Closing, each Purchaser's purchase of the Securities to be issued pursuant hereto shall be permitted under the laws and regulations of any jurisdiction to which such Purchaser is subject (without resort to any provision of any such law permitting limited investments by such Purchaser without restriction as to the character of the particular investment), and each Purchaser shall, if requested by such Purchaser, have received an Officer's Certificate, dated the Closing Date, certifying as to such matters as such Purchaser may request to enable such Purchaser to determine whether its purchase is so permitted.

         4.8 Sale and Purchase Not Forbidden by Law.

         The offer, issue, sale and delivery by the Company of the Securities to be issued pursuant hereto and each Purchaser's purchase of such securities at the Closing shall not be prohibited by and shall not subject any Purchaser to any tax (other than income taxes of the Purchasers resulting from income earned on the Securities), penalty, liability or other onerous condition under or pursuant to any law, statute, rule or regulation.

         4.9 Payment of Closing Fee and Transaction Costs.

         The Company shall have paid (a) the remaining $250,000 portion of the $300,000 nonrefundable closing fee to the Purchasers, which fee (i) shall be allocated among and paid to each of the Purchasers in proportion to the aggregate principal amount of the Notes to be purchased by such Purchaser and
(ii) shall be paid by deducting such allocated amounts from the payments made by such Purchaser for the Notes pursuant to Section 2, and (b) all reasonable fees, expenses and disbursements actually incurred by each Purchaser at or prior to the time of the Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, expenses and disbursements of legal counsel for the Purchasers.

5. Representations and Warranties.

         On the Closing Date, the Company represents and warrants to each Purchaser that as of the Closing Date (after giving effect to the transactions consummated at the Closing):

         5.1 Organization, Standing, etc.

         Each of the Company and each Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties, to carry on its business as now conducted, and now proposed to be conducted as described in the Disclosure Documents referred to in Section 5.4, and to execute, deliver and perform each of the Operative Documents to which it is (or is to be) a party and to consummate the transactions contemplated by the Operative Documents.

         5.2 Names; Jurisdictions of Organization; Subsidiaries.

         Exhibit 5.2 attached hereto correctly specifies as to the Company and each of its Subsidiaries: (a) its legal name, (b) the jurisdiction of its incorporation, (c) each jurisdiction (other than its jurisdiction of incorporation or formation) in which it is qualified to do business and (d) the address of its principal executive office. The Company does not have any Subsidiary other than those Subsidiaries identified on Exhibit 5.2.

         5.3 Qualification.

         The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

         5.4 Business, etc.

         The Company and its Subsidiaries are engaged in the production, publishing and distribution of Christian content via media such as recorded music, videos, film, television, radio, internet or books and other print media and related products (the "Business"). The Company has furnished to each of the Purchasers true, correct and complete copies of the documents listed on Exhibit
5.4 attached hereto (the "Disclosure Documents").

         5.5 Shares; Voting Provisions; Options; Warrant Shares, etc.

                  (a) Exhibit 5.5(a) attached hereto correctly and fully specifies (after giving effect to the transactions consummated at the Closing) as to the Company and each of its Subsidiaries (i) its authorized and outstanding Shares and (ii) the name of each record and beneficial owner of such Shares, together with the number (and class, if any) of such Shares held by each such Person. All of the outstanding Shares of the Company and each of its Subsidiaries that are corporations are, and all Warrant Shares issued upon exercise of the Warrants in accordance with the terms thereof will be, duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive right, right of first refusal or similar right on the part of the Company or any other Person (except (y) as provided in Section 18 and (z) as set forth on Exhibit 5.5(a)) and all of such Shares have been (or will have been) offered, issued and sold in all material respects in accordance with all applicable laws. Except as set forth on
         Exhibit 5.5(a) attached hereto, the owners of the Shares indicated on
         Exhibit 5.5(a) attached hereto own the Shares indicated on such exhibit free of any Lien, proxy, voting agreement, voting trust, stockholders agreement or similar agreement or restriction (other than the Stockholders' Agreement and the Integrity Stockholders' Agreement). Except as set forth on Exhibit 5.5(a) attached hereto, neither the Organizational Documents nor any other agreement, document or instrument binding on or applicable to the Company or any of its Subsidiaries or any of its stockholders contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by its board of directors or stockholders than that which would apply in the absence of such provision. Coleman has the right (by virtue of his ownership of the Shares of the Company as shown on Exhibit 5.5(a) attached hereto) to elect or designate for election a majority of the members of the board of directors of the Company, and, except as set forth on Exhibit 5.5(a) attached hereto, Michael Coleman is not subject to any agreement or restriction that affects his right to vote such Shares or to exercise any other incident of ownership of such Shares.

                  (b) After giving effect to the consummation of the transactions consummated at the Closing, except as provided in the Stockholders Agreement and the Registration Rights Agreement, except for the Warrants and except as set forth on Exhibit 5.5(b) attached hereto, (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Company or any of its Subsidiaries of any of its Shares or any securities convertible into or exercisable or exchangeable for such Shares; (ii) there are no agreements on the part of the Company or any of its Subsidiaries to issue, sell or distribute any of its Shares, other securities or assets; (iii) neither the Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or any interest therein or to pay any dividend or make any distribution in respect thereof; and
         (iv) no Person is entitled to any rights with respect to the registration of any Shares of the Company or any of its Subsidiaries under the Securities Act (or the securities laws of any other jurisdiction).

                  (c) The aggregate number of shares of Common Stock issuable upon exercise in full of the Warrants immediately after the Closing is 306,186 (subject to adjustment pursuant to the terms of the Warrants), which, if then issued, would constitute 7.0% of the Common Stock (calculated on a fully-diluted basis assuming the conversion, exercise and exchange of all outstanding securities convertible into and exercisable or exchangeable for Common Stock, including, without limitation, the Warrants). The Company has reserved 415,000 shares of Common Stock solely for issuance upon exercise of the Warrants.

         5.6 Financial Statements.

                  Each of the Purchasers has been furnished with:

                  (a) the financial statements referred to on Exhibit 5.6(a) attached hereto, which financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position and the results of operations and cash flows of the Person(s) purported to be covered thereby as at the respective dates and for the respective periods indicated in conformity with GAAP (subject, in the case of any unaudited financial statements, to normal year end and audit adjustments of immaterial amounts and the omission of footnote disclosure);

                  (b) the projections referred to on Exhibit 5.6(b) attached hereto, which projections were prepared in good faith, are based upon assumptions that the Company believes are reasonable and take into account all material information regarding the matters set forth therein. Such projections represent the Company's current estimate of future financial performance of the Company and its Subsidiaries. The Company does not currently anticipate any material deviation from such projections; and

                  (c) the pro forma unaudited consolidated balance sheet referred to on Exhibit 5.6(c) attached hereto, which balance sheet sets forth the estimated financial position of the Company and its Subsidiaries as of May 31, 2004, adjusted on a pro forma basis to give effect to the consummation on the Closing Date of the transactions contemplated by the Operative Documents, and reflects all known material liabilities of the Persons purported to be covered thereby, contingent or other, as of May 31, 2004.

         5.7 Changes; Solvency, etc.

         Since December 31, 2003: (a) there has been no change in the assets, liabilities or financial condition of the Company and its Subsidiaries from that set forth in the balance sheet as at such date referred to in Section 5.6(a), other than changes which have not been, either in any case or in the aggregate, materially adverse and (b) no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Company is, and the Company and its Subsidiaries taken as a whole are, (and, after giving effect to the consummation of the transactions at Closing, the Company and the Company and its Subsidiaries taken as a whole will be) Solvent.

         5.8 Tax Returns and Payments.

         The Company and each of its Subsidiaries have filed all material tax returns required by law to be filed and have paid all material taxes and assessments shown to be due and payable on such returns and all other material governmental charges levied upon any of their respective properties, assets, income, receipts, franchises or sales other than those not yet delinquent and other than those which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and with respect to which it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP. Neither the Company nor any of its Subsidiaries has executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements referred to in
Section 5.6(a) in respect of taxes for all fiscal periods are adequate, and there are no known unpaid assessments for additional taxes for any fiscal period or of any basis therefor.

         5.9 Debt, Liens, Investments, Transactions with Affiliates and Leases.

         (a) No default or Event of Default exists under any of its Debt or any other Material Contract, including, but not limited to, under the Credit Agreement or any of the other Credit Documents;

         (b) Exhibit 5.9 attached hereto correctly describes as to the Company and each of its Subsidiaries:

                  (i) all of its Debt to be outstanding immediately following the Closing in an amount, either individually or in the aggregate, of $250,000 or more (other than that evidenced by the Notes and the Credit Documents);

                  (ii) all material Liens to which any of its properties and assets will be subject immediately following the Closing (other than those of the character described in subpart (b) of the definition of Permitted Liens);

                  (iii) all of its Investments having a fair market value, individually or in the aggregate, of $250,000 or more (and all agreements and commitments to make Investments) to be owned or held immediately following the Closing;

                  (iv) all of its Affiliates, and all material agreements (including, without limitation, all material employment and management consulting agreements) with such Affiliates and all material transactions with such Subsidiaries which it is now obligated or now intends to consummate at any time in the future;

                  (v) each deposit account and operating bank accounts of the Company and its Subsidiaries; and

                  (v) each Material Contract of the Company and the name of the parties thereto, the contract term and any options or renewals thereto, the monthly payment required thereunder, any restrictions on assignments, any restrictions on disclosure of the terms thereof, the existence of any material breaches or defaults thereunder.

         5.10 Title to Properties; Liens; Leases Real Property.

                  The Company and each of its Subsidiaries have good (in the case of personalty) and good and marketable (in the case of real property) title to all of their respective properties and assets (including, without limitation, the properties and assets reflected in the balance sheet dated December 31, 2003, referred to in Section 5.6(a)), except properties and assets disposed of since such date in the ordinary course of business, free and clear of all Liens (other than Liens permitted under Section 14.9). The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it operates, and all of such leases are valid, subsisting and in full force and effect and are on "arm's length" terms. The only leases of real property to which the Company or any of its Subsidiaries is a party are listed on Exhibit 5.10 attached hereto. Except as set forth on Exhibit 5.10, there are no subtenants or licensees of any real property leased by the Company or any of its Subsidiaries. The only real property owned by the Company or any of its Subsidiaries is described on Exhibit 5.10 attached hereto, and there are no tenants or licensees thereof or thereon.

         5.11 Litigation. etc.

                  There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) against or affecting either the Company or any of its Subsidiaries which, except as set forth on Exhibit 5.11 attached hereto (a) questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or (b) has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There is no outstanding judgment, decree or order against or affecting either the Company or any of its Subsidiaries which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         5.12 Valid and Binding Obligations; Compliance with Laws and Other Instruments; Absence of Restrictions, etc.

                  (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity). Each of the other Operative Documents to which the Company or any of its Subsidiaries is (or is to be) a party has been duly authorized by the Company or such Subsidiary, as the case may be, and, when executed and delivered, will constitute the valid and legally binding obligation of the Company or such Subsidiary, as the case may be, enforceable against it in accordance with the terms thereof, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (b) Neither the Company nor any of its Subsidiaries is or has been in violation of or in default under any term of (x) its Organizational Documents, or (y) any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to it or any of its properties and assets, in any way which, with respect to subclause (y), has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Without limiting the generality of the foregoing:

                                    (i) the Company and each of its Subsidiaries
                  is, and has been, in compliance with (and none of them nor any of their predecessors in interest has received any notice to the contrary) and there is no reasonable possibility of any liability of or any judgment, decree or order binding upon or applicable to the Company and/or any of its Subsidiaries or any of their properties or assets under or on account of, any Environmental Laws, including, without limitation, legal requirements relating to the use, storage, handling, transport and disposal of Hazardous Materials, except where the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change;

                  (ii) neither the Company nor any of its Subsidiaries nor any other Person, has ever caused or permitted any Hazardous Materials to be disposed of on or under any real property owned or leased by the Company or any of its Subsidiaries in any manner not permitted by all applicable laws, except for any disposals that have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change;

                  (iii) no real property ever owned or leased by the Company or any of its Subsidiaries has ever been used by the Company or any of its Subsidiaries or any third party as (A) a disposal site or permanent storage site for any Hazardous Materials or (B) a temporary storage site for any Hazardous Materials, except in compliance with applicable Environmental Laws, except where non-compliance has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. All Hazardous Materials used or generated by the Company or any of its Subsidiaries (including any business merged into or otherwise acquired by the Company or any of its Subsidiaries) have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable laws and regulations, except for any non-compliance that has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. There are no underground storage tanks or underground petroleum receptacles on any real property owned or leased by the Company or any of its Subsidiaries where the existence of such tanks or receptacles has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Neither this Agreement nor the transactions contemplated hereby will result in any obligations for site assessment or cleanup, or, except as noted on Exhibit 5.12(b) attached hereto, notification to or consent of any governmental agency or third party under any transaction-triggered Environmental Law; and

                  (iv) the hours worked by and the payment made to employees of the Company have not been in material violation of the Fair Labor Standards Act or any other applicable law, and no material unfair labor practice complaint is pending against the Company or, to the best knowledge of the Company, threatened before any governmental authority.

            (c) The execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents will not violate or constitute a default under, or permit any Person to accelerate or to require the prepayment of any Indebtedness of the Company or any of its Subsidiaries or to terminate any material lease or agreement of the Company or any of its Subsidiaries pursuant to, or result in the creation of any Lien (other than the Liens created by the Credit Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any term of the Organizational Documents of the Company or any of its Subsidiaries or of any material agreement, material document, material instrument, judgment, decree, order, law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties and assets.

            (d) Neither the Company nor any of its Subsidiaries is a party to or bound by or subject to any Organizational Document, or, except as set forth on Exhibit 5.12(d) attached hereto, any material agreement, material document, material instrument, judgment, decree, order, law, statute, rule or regulation (other than the Operative Documents and the Credit Documents and laws, statutes, rules or regulations affecting businesses generally):
      (i) which restricts its right or ability to incur Indebtedness, to issue securities or to consummate the transactions contemplated hereby; (ii) under the terms of or pursuant to which its obligation to pay all amounts due from it and/or to perform all obligations imposed on it and/or to comply with the terms applicable to it under any of the Operative Documents is in any way restricted; or (iii) which restricts its right or ability to pay dividends and/or to make any other distributions in respect of its Shares, to mortgage or dispose of its properties, to consummate any merger, consolidation or acquisition, to make Investments or capital expenditures, to enter into and perform leases, to pay executive compensation and/or to conduct its business as now conducted and now proposed to be conducted.

      5.13  ERISA.

            (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I of ERISA which is past due or pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case which constitutes the failure to satisfy obligations under Title I of ERISA or pursuant to Title IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate result in a Material Adverse Change.

            (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000 in the case of any single Plan and by more than $20,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

            (c) Neither the Company nor any of the ERISA Affiliates has incurred withdrawal liabilities (or are subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could result in a Material Adverse Change. The Company and each ERISA Affiliate have made all required contributions to Multiemployer Plans. Neither the Company nor any ERISA Affiliate has incurred, nor would reasonably expect to incur, any Withdrawal Liability upon a complete or partial withdrawal from any Multiemployer Plan that individually or in the aggregate could result in a Material Adverse Change. No Multiemployer Plan is, or is reasonably expected to be, insolvent, in reorganization or terminated within the meaning of Title IV of ERISA.

            (d) The expected post-retirement benefit obligation of the Company and its Subsidiaries (determined in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the
      Code) does not exceed $500,000.

            (e) The consummation of the transactions contemplated by the Operative Documents will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.13(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 27(b) as to the sources of the funds used to pay the purchase price of the Securities to be purchased by each of the Purchasers.

      5.14  Consents, etc.

            No consent, approval or authorization of, or declaration or filing with, or other action by, any Person (including, without limitation, any governmental authority) is required on the part of the Company or any of its Subsidiaries as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents and/or the exercise by any holder of any Securities of any of its rights in respect thereof, other than (a) which have been obtained and are unconditional, in full force and effect and not subject to appeal or review, and (b) consents required under software license agreements which, if not obtained, could not reasonably be expected to result in a Material Adverse Change. Exhibit 5.14 attached hereto sets forth all of the governmental consents, approvals, authorizations, filings or actions required on the part of the Company or any of its Subsidiaries as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents and/or the exercise by any holder of any Securities of any of its rights in respect thereof.

      5.15  Proprietary Rights; Licenses.

            The Company and each of its Subsidiaries have all Proprietary Rights and Licenses as are necessary for the conduct of their respective businesses as now conducted and now proposed to be conducted, without any known conflict with the rights of others, except where the failure to have any such Proprietary Right and/or License has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Each such Proprietary

Right and License is in full force and effect, all material obligations with respect thereto have been fulfilled and performed and there is no infringement thereon by any other Person. No default in the performance or observance by the Company or any of its Subsidiaries (or any of the predecessors in interest to the Company or any of its Subsidiaries) of their respective obligations thereunder has occurred which permits, or after notice of lapse of time or both would permit, the revocation or termination of any Proprietary Right or License which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

      5.16  Offer of Securities; Investment Bankers.

            Neither the Company nor any Person acting on its behalf (a) has directly or indirectly offered the Securities or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than the Purchasers and not more than 5 other institutional investors, (b) has taken or will take any action which would bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws, (c) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Securities and the other transactions contemplated by the Operative Documents other than LaSalle Corporate Finance or (d) is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions, other than to LaSalle Corporate Finance in an amount not to exceed $250,000.

      5.17  Government Regulation.

            Neither the Company nor any of its Subsidiaries is, or will as a result of the transactions contemplated hereby be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.

      5.18  Labor Relations; Suppliers, Distributors and Customers.

            No dispute involving employees of the Company or any of its Subsidiaries or their respective relationships with any of their respective employees (including, without limitation, strikes, lockouts or other labor disputes) has resulted in, or could reasonably be expected to result in, any Material Adverse Change. The relationships with each of the suppliers to and distributors for and customers of the Company and its Subsidiaries are satisfactory commercial working relationships and, during the 12-month period ended on the Closing Date, no such supplier, distributor or customer has canceled or otherwise terminated its relationship with or decreased its services, supplies or materials to or its usage or purchase of the services or products of the Company or any of its Subsidiaries in a manner which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Company is not aware of any intention of any such supplier, distributor or customer to take any such action.

      5.19  Disclosure.

            Neither this Agreement, nor any of the other Operative Documents nor the Disclosure Documents, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood that, except as set forth in Section 5.6, no representation or warranty is made with respect to any projections or other prospective financial information. There is no fact known to the Company or any of its Subsidiaries (other than information concerning general economic conditions known to the public generally) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in this Agreement, the other Operative Documents and the applicable schedules and exhibits hereto.

6.    Use of Proceeds; Regulation U, etc.

            (a) The Company and its Subsidiaries will use the proceeds of the sale of the Securities on the Closing Date to make the payments to the Persons and for the purposes specified on Exhibit 6 attached hereto, and will use the remaining balance of such proceeds for the fees and expenses in connection therewith and for working capital purposes of the Company in accordance with the terms of the Operative Documents.

            (b) The use of all funds advanced under the Agreement by the Company and its Subsidiaries will not conflict with or contravene any of Regulations T, U or X (12 CFR Part 221) promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified, or with any other applicable law, statute, regulation, rule, order or restriction.

7.    Financial Statements and Information.

      So long as any of the Notes shall remain outstanding, the Company will furnish to (a) a Purchaser Agent if one has been appointed pursuant to Section 30 hereof or (b) each of the Purchasers and to each other holder from time to time of the Notes if a Purchaser Agent has not been so appointed:

            (a) as soon as available, and in any event, within 30 days after the end of each fiscal month of the Company other than any fiscal month which is the final fiscal month in the fiscal quarter of the Company, and within 45 days after the end of each fiscal month of the Company which is the final month in the fiscal quarter of the Company, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flows for such period and for the portion of such fiscal year ended on the last day of such period, in each case setting forth in comparative form the corresponding figures for the same period and portion of the immediately preceding fiscal year and the corresponding figures from the budgets for such period and for the fiscal year which includes such period;

            (b) as soon as available, and in any event, within 120 days after the end of each fiscal year of the Company, the consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, changes in stockholders' equity and cash flows for such year, in each case setting forth in comparative form the corresponding figures for the immediately preceding fiscal year and the corresponding unaudited figures from the budget for such fiscal year, all in reasonable detail and accompanied by the standard unqualified report on such consolidated financial statements of the Company and its Subsidiaries of PriceWaterhouseCoopers or other accountants of recognized national standing acceptable to the Required Purchasers, which report shall (i) state that the audit of such accountants in connection with such consolidated financial statements has been conducted in accordance with generally accepted auditing standards and that such accountants believe that such audit provides a reasonable basis for their opinion, (ii) contain the other statements required from time to time by the American Institute of Certified Public Accountants for an auditor's standard unqualified opinion (and shall not contain any additional explanatory paragraph concerning uncertainties or other matters) and (iii) include the opinion of such accountants that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as at the end of such fiscal year and the consolidated results of operations and cash flows for such fiscal year, in conformity with GAAP;

            (c) together with each delivery of financial statements pursuant to Section 7(b) and within 45 days after the end of each fiscal quarter of the Company, an Officer's Certificate which shall:

                  (i) certify that such financial statements have been prepared in accordance with GAAP applied on a consistent basis in accordance with past practices throughout the periods covered thereby and present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its Subsidiaries as at the end of and for the periods covered thereby in conformity with generally accepted accounting principles as then in effect (subject, in the case of any unaudited financial statements, to normal year end and audit adjustments and the omission of footnotes and a statement of changes in stockholders' equity);

                  (ii) state that, after due inquiry, the signers do not have knowledge of the existence, during the fiscal period covered by such financial statements or as at the date of such Officer's Certificate, of (A) any "reportable condition" (as defined in Statement on Auditing Standards No. 60 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants) in internal control structure of the Company or any of its Subsidiaries, (B) any Change of Control or (C) any Default or Event of Default, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action the Company or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto; and

                  (iii) show in reasonable detail all computations required to demonstrate compliance, during and at the end of the fiscal period covered by such financial statements, with the provisions of Sections 14.5, 14.6, 14.7 and 14.14;

            (d) as promptly as practicable (but in any event not later than five Business Days) after receipt thereof, copies of all management letters with respect to the Company or any of its Subsidiaries submitted by independent accountants;

            (e) within forty-five (45) days after the close of each fiscal quarter of the Company, the Company shall deliver to the Purchasers the most recently published Soundscan ratings as they relate to the Christian music market;

            (f) within thirty (30) days after the close of the fiscal quarter during which Celebration acquires assets of an aggregate fair market value in excess of $2,500,000, the Company shall provide the Purchasers notice of the same;

            (g) at such time as any securities of the Company or any of its Subsidiaries are publicly held, as promptly as practicable (but in any event not later than five Business Days) after the same are available, copies of (i) all material press releases issued by the Company or any of its Subsidiaries, and all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or as any of its Subsidiaries shall send or make available generally to its stockholders, other than its parent corporation, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company or any of its Subsidiaries furnishes or files, or any officer, director or stockholder of the Company or any of its Subsidiaries furnishes or files with respect to the Company or any of its Subsidiaries, with the Commission (or any analogous foreign governmental authority) or any securities exchange;

            (h) as promptly as practicable (but in any event not later than five Business Days) after any officer or senior management employee of the Company or any of its Subsidiaries becomes aware of the occurrence of any of the following conditions or events, an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition which constitutes the failure to satisfy obligations under Title I of ERISA or that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

            (i) not later than five Business Days after the Company obtains knowledge of the occurrence of any Default or Event of Default, an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

            (j) no later than (30) days after the commencement of each fiscal year of the Company, (1) a draft of the annual budget or business plan for such fiscal year for the Company and its Subsidiaries, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for such fiscal year, on a month by month basis, and, (2) promptly during each fiscal year, all revisions thereto approved by the Board of Directors of the Company;

            (k) not later than five Business Days after the occurrence of any condemnation, taking or destruction of or damage to (whether or not covered by insurance) any properties or assets of the Company or any of its Subsidiaries having a value in excess of $250,000, an Officer's Certificate specifying in reasonable detail the nature of such event, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

            (l) such other material information relating to the Company or any of its Subsidiaries as shall be furnished to any bank, financial institution or other Person to which the Company or any of its Subsidiaries is indebted for borrowed money or for any letters of credit or similar instruments (other than information relating solely to collateral therefor including, without limitation, borrowing base certificates and financial statements otherwise delivered to the Purchasers pursuant to the terms of Section 7 hereof); and

            (m) such other information as from time to time may reasonably be requested by the Required Holders of any of the Notes, the Warrants or the Warrant Shares.

8.    Inspection; Board Visitation Rights; Confidentiality.

            (a) The Company will permit any Person designated by any of the Purchasers on reasonable, prior written notice, during regular business hours (unless a Default or Event of Default shall have occurred and be continuing, in which case, at any time) and at the Company's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to, examine their books and records (and to make copies thereof) and to discuss their affairs, finances and accounts with and to be advised as to the same by, their directors, officers, consultants, counsel and accountants, all at such intervals as the Purchasers may desire (but not more frequently than twice in any fiscal year, unless a Default or Event of Default shall have occurred and be continuing, in which case, as frequently as the Purchasers may request). Representatives of the Company may be present at any such meeting.

            (b) The Required Holders of the Securities shall have the right to appoint one representative from time to time who shall: (i) receive notice of all meetings (both regular and special) of the board of directors of the Company and each committee thereof (such notice to be delivered or mailed as specified in Section 24 at the same time as notice is given to the members of such board and/or committee), provided, that the Company shall provide such appointee with notice of all regular meetings not less than ten (10) business days in advance and all special meetings as provided for in the by-laws of the Company, except that in each case
      (A) if longer advance notice is given to the members of the board of directors, the same advance notice will be given to such appointee, and
      (B) if exceptional circumstances arise which make it prudent for a meeting of the board of directors to be called on less than ten (10) business days' notice, then such meeting may be called with such notice as may be reasonable at the time and the same advance notice given to any other members of the board of directors will be given to such appointee; (ii) be entitled to attend as an observer (or, in the case of telephone meetings, participate in) all such meetings; (iii) receive all notices, information and reports which are furnished to the members of such board and/or committee at the same time and in the same manner as the same is furnished to any such member; (iv) be entitled to participate in all discussions conducted at such meetings; and (v) receive as soon as available (but in any event prior to the next succeeding meeting of such board and/or committee) copies of the minutes of all such meetings which are furnished to such board and/or committee. If any action is proposed to be taken after the Closing by such board and/or committee by written consent in lieu of a meeting, the Company will give written notice thereof to such representative, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered or mailed as specified in Section 24 at the same time as notice is given to any of the members of such board and/or committee. The Company will furnish such representative with a copy of each such written consent not later than five days after it has been signed by its last signatory. Such representative shall not constitute a member of such board and/or committee and shall not be entitled to vote on any matters presented at meetings of such board and/or committee or to consent to any matter as to which the consent of any such board and/or committee shall have been requested. The board of directors (or other governing board) of the Company shall meet not less frequently than once during each fiscal quarter of the Company. The Company shall pay all reasonable fees and expenses, including travel and lodging, associated with the appointee's attendance at the Company's board meetings.

            (c) Each holder of any Securities agrees by its acceptance thereof that any non-public propriety information concerning the Company and its Subsidiaries which is furnished by the Company to such holder pursuant to this Agreement or any of the other Operative Documents (collectively "Confidential Information") shall be kept confidential by such holder in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties. The term "Confidential Information" shall not include, however, any information which (x) was publicly known at the time of disclosure by the Company to any holder; (y) subsequently becomes publicly known through no act or omission of any holder or any agent of any holder or (z) becomes known to any holder otherwise than through disclosure by the Company and the holder is not aware of the confidential obligations attendant thereto. Notwithstanding the foregoing, each holder of any Securities may disclose Confidential
      Information: (i) with the prior written consent of the Company (which shall not be unreasonably withheld or delayed); (ii) when required by law or regulation; (iii) in any report, statement or testimony submitted by such holder to any regulatory body having or claiming to have jurisdiction over such holder; (iv) to the officers, directors, employees, agents, representatives and professional consultants of such holder and of such holder's Affiliates who have a need to know such information and who agree to the confidentiality provisions herein; (v) in connection with the preservation, exercise and/or enforcement of any of such holder's rights or remedies under this Agreement and the other Operative Documents but only to the extent necessary or advisable in connection with such preservation, exercise or enforcement; (vi) in connection with any contemplated transfer of any of the Securities held by such holder to any proposed transferee (so long as the recipient of such information agrees to keep such information confidential on terms substantially similar to those set forth in this Section 8(c)); (vii) in a response to any summons, subpoena or other legal process or in connection with any judicial or administrative proceeding or inquiry; or (viii) to correct any false or misleading information which may become public concerning the relationship of such holder to the Company or any of its Subsidiaries and/or the transactions contemplated hereby.

9.    Prepayment of Notes.

      9.1   Optional Prepayment With Premium of Notes.

            At any time or from time to time, the Company may, at its option, upon notice as set forth in Section 9.4, prepay all or any part (in an integral multiple of $1,000,000 and a minimum of $1,000,000 or such lesser principal amount thereof as shall then be outstanding) of the Notes, upon the concurrent payment of a premium which is based on a percentage of the principal amount so prepaid pursuant to this Section 9.1 (the "Applicable Premium"):

            (a) with respect to the Notes such percentage to be that set forth in the following table opposite the period in which the date fixed for such prepayment occurs:

                                        Period                                                Applicable Premium
                                        ------                                                ------------------
Closing Date through first anniversary of Closing Date                                               5.0%
After first anniversary of Closing Date through second anniversary of Closing Date                   4.0%
After second anniversary of Closing Date through third anniversary of Closing Date                   3.0%
After third anniversary of Closing Date                                                              0.0%

      9.2   Mandatory Prepayment upon a Change of Control or Any Public
Offering.

            If any Change of Control or any public offering of the Common Stock pursuant to an effective registration statement filed by the Company with the Commission ("Public Offering") is to occur, then not less than 30 days nor more than 60 days prior to the earlier of (i) the occurrence of such Change of Control or Public Offering, as applicable or (ii) the record date of such Change of Control or Public Offering, as applicable, the Company will notify each holder of any Notes and, for purposes of the put right in the Warrants, each holder of any Warrants and/or Warrant Shares, of such pending Change of Control, as applicable, all of the material terms of such Change of Control or Public Offering, as applicable, and the date upon which it is scheduled to occur. The Company shall prepay all of the Notes (including all interest accrued thereon) then outstanding, together with an amount equal to the Applicable Premium, on the date upon which the Change of Control or Public Offering, as applicable, occurs, unless the Company and the Required Holders of the Notes agree to a different date, and no prepayment pursuant to this Section 9.2 shall be due unless the Change of Control or Public Offering, as applicable, shall occur.

      9.3   Allocation of Partial Prepayments of Notes.

            In the case of each partial prepayment of the Notes under this
Section 9, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (excluding any Notes at the time owned by the Company or any Affiliate of the Company) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

      9.4   Notice of Optional Prepayments of Notes.

            In the case of each prepayment under this Section 9, the Company shall give written notice thereof to each holder of Notes being prepaid not less than 30 nor more than 60 days prior to the date fixed for such prepayment (which notice shall be revocable until five (5) days before the date fixed for such prepayment in such notice). Each such notice shall set forth: (a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; and (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date and the amount of accrued interest and, in the case of a prepayment of any Notes pursuant to Section 9.1 or 9.2, the Applicable Premium to be paid to such holder on such date (together with the calculation of such Applicable Premium which calculation shall be satisfactory to each holder of the Notes to be so prepaid).

      9.5   Maturity; Accrued Interest; Surrender, etc. of Notes.

            In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the premium, if any, due thereon. Any Note prepaid in full shall be surrendered to the Company at the Company's principal place of business promptly following prepayment and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      9.6   Purchase of Notes.

            The Company will not, and will not permit any of its Affiliates to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement.

      9.7   Payment on Non-Business Days.

            If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day without including the additional day(s) elapsed in the computation of the interest payable on such next succeeding Business Day.

      9.8   Application of Notes in Satisfaction of Exercise Price of Warrants.

            In the event that any holder of any Note shall apply all or any portion of the principal amount of such Notes in satisfaction (in whole or in part) of the payment of the Exercise Price (as defined in the Warrants), any partial application of the principal amount of any such Note shall be applied to the payment of installments of principal due thereunder in the inverse order of maturity.

10.   Subordination of Notes and Subsidiary Guarantees.

      The payment of the Notes and the rights of the holders thereof are subordinated to the payment of the Senior Indebtedness (as defined in the Subordination Agreement) and the rights of the holders thereof upon the terms of subordination set forth in the Subordination Agreement.

11.   Reserved.

12.   Reserved.

13.   Reserved.

14.   Covenants of the Company.

      So long as any of the Notes shall remain outstanding, the Company will duly perform and observe each and all of the covenants and agreements hereinafter set forth:

      14.1  Books of Record and Account; Reserves.

            The Company will, and will cause each of its respective Subsidiaries to, (a) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP and (b) set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with GAAP in connection with its business.

      14.2 Payment of Taxes; Existence; Maintenance of Properties; Compliance with Laws; Lines of Business; Proprietary Rights and Licenses.

            The Company will, and will cause each of its respective Subsidiaries to:

            (a) pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property and could reasonably be expected to result in a Material Adverse Change; provided that no such Person shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP; provided, further, that the Company will, and will cause each of its Subsidiaries to, pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same;

            (b) do or cause to be done all things necessary to preserve and keep in full force and effect its existence subject to the provisions of
      Section 14.13 hereof;

            (c) maintain and keep its material properties in good repair, working order and condition (ordinary wear and tear and casualties excepted);

            (d) comply in all respects with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, all Environmental Laws), if the failure to do so could reasonably be expected to result in a Material Adverse Change; provided that no such Person shall be required by reason of this Section 14.2(d) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP. In addition, and without limiting the foregoing provision of this subsection (d), the Company shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Company or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Securities to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act ("BSA") laws and regulations, as amended;

            (e) engage only in the Business (and lines of business related to the Business); and

            (f) own or have a valid license for all material Proprietary Rights and Licenses used by it in the conduct of its business.

      14.3  Insurance.

            The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties and businesses against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as shall be customary for such Persons and reasonably deemed adequate by the Company.

      14.4  Limitation on Discount or Sale of Receivables.

            The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, discount or sell any of its accounts receivable, except that any such Person may settle doubtful accounts or may grant discounts (such as quantity or prompt payment discounts) in the ordinary course of business.

      14.5  Limitation on Debt.

            The Company will not, and nor will it permit any of its Subsidiaries to, be liable or create, assume, incur, guarantee, or in any manner become liable, contingently or otherwise, in respect of any Debt other than (without duplication):

            (a)   Debt evidenced by the Notes;

            (b) Debt under the Credit Agreement, provided that the aggregate outstanding principal amount thereof, including, without limitation, all amounts due (contingently or otherwise) in respect of reimbursement obligations under letters of credit (and all related reimbursement agreements but excluding any Hedging Obligations) does not exceed the sum of (a) $23,500,000 reduced by the sum of (without duplication): (i) the amount of all regularly scheduled, mandatory or optional principal payments on the Term Loans (as defined in the Credit Agreement) actually made (other than in connection with a Permitted Refinancing), (ii) all permanent reductions in the aggregate Revolving Commitment Amount (as defined in the Credit Agreement) (other than in connection with a Permitted Refinancing), and (iii) all other mandatory prepayments of the Term Loans actually made (other than in connection with a Permitted Refinancing); plus (b) $2,500,000; provided, however, at the time any portion of such additional $2,500,000 purported to be Indebtedness permitted under this subpart (b) is incurred, no Event of Default shall have occurred;

            (c) obligations of the Company for Taxes, assessments, municipal or other governmental charges;

            (d) obligations of the Company for accounts payable, other than for money borrowed, incurred in the ordinary course of business if and to the extent such Debt is paid on a current basis or is less than sixty (60) days past due;

            (e)   Debt outstanding on the date hereof and referred to on Exhibit
      5.9 attached hereto (but, in each case, no renewal, extension, refinancing or refunding of any thereon except as expressly permitted in Section 14.5(g));

            (f) Debt under Capital Leases and Debt for Capital Expenditures, provided that the aggregate outstanding principal amount of such Debt incurred pursuant to this

      Section 14.5(f) shall at no time exceed $500,000 and (ii) any Liens securing such Debt are permitted under subpart (e) of the definition of Permitted Liens;

            (g) Debt incurred to extend, refinance, refund or renew (the "Refinancing Debt") any outstanding Debt permitted under this Section 14.5, other than under the Credit Agreement (the "Refinanced Debt"), provided that:

                  (i) the aggregate outstanding principal amount of the Refinancing Debt shall not at any time exceed that of the Refinanced Debt immediately prior to such refinancing;

                  (ii) the scheduled final maturity date of the Refinancing Debt is not earlier than that of the Refinanced Debt;

                  (iii) the Refinancing Debt has a ranking which is not senior
            (as a result of any contractual or structural subordination, the grant of any collateral security therefor, any change in the Persons obligated with respect thereto or otherwise) to the ranking of the Refinanced Debt; and

                  (iv) the Refinancing Debt bears interest at market rates prevailing at its date of issuance;

            (h) Debt of any Person which becomes a Subsidiary of the Company after the date of this Agreement pursuant to a Permitted Acquisition; provided that such Debt exists at the time that such Person (or assets) becomes a Subsidiary and is not created in contemplation of or in connection with such Permitted Acquisition;

            (i) Debt of any Wholly-Owned Subsidiary of the Company owing to the Company or to any other Wholly-Owned Subsidiary of the Company which has executed a Subsidiary Guarantee (which is then in full force and effect);

            (j) Hedging Obligations with respect to any Hedging Agreement consented to by the Purchasers in writing;

            (k) Bank Products Obligations (as defined in the Credit Agreement as in effect on the Closing Date) to the extent permitted under the Credit Agreement (as in effect on the Closing Date);

            (l) Debt incurred in connection with repurchases of shares permitted under Section 14.6(f) to the extent such Debt is subordinated to the obligations under the Operative Documents in form and substance satisfactory to the Purchasers;

            (m)   Debt incurred under Permitted Guaranties; and

            (n) other unsecured Debt in an aggregate amount not to exceed $500,000 at any time outstanding.

      For purposes of this Section 14.5, any Person becoming a Subsidiary of the Company after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt.

      14.6  Limitations on Restricted Payments.

            The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, make or commit to make any Restricted Payment, provided

            (a) any Subsidiary may pay dividends or make other distributions to the Company or to a domestic Wholly Owned Subsidiary;

            (b) that the Company may pay reasonable fees of outside directors of the board of directors of the Company who are not employees or Affiliates of the Company or any of its Affiliates and reasonable expenses of such directors incurred in connection with attending the board meetings of such Company which amount of fees and expenses shall not exceed in any fiscal year of the Company (i) 105% of the aggregate amount of such fees and expenses paid to directors with respect to the Company's prior fiscal year plus (ii) the amount of such fees and expenses paid to KPP or its representative on the board of directors of the Company plus (iii) the then remaining Additional Board Expense Amount;

            (c) the Company may exchange Shares of the Company for Shares of a different type or deliver Shares for the exercise price of stock options in lieu of cash;

            (d) in addition to repurchases permitted under Section 14.6(f), the Company may pay dividends to its stockholders or repurchase stock from its stockholders in an amount not to exceed $3,000,000 in the aggregate after the Closing Date so long as (i) Revolving Loan Availability (as defined in the Credit Agreement as in effect on the Closing Date) after giving effect to such dividends or repurchase is not less than $2,000,000,
      (ii) no Event of Default then exists or would exist after giving effect to such dividends or repurchase (as determined in respect of Section 14.7, on a pro forma basis as of the last date as of which quarterly financial statements or annual financial statements, as applicable, have been delivered pursuant to Section 7(a) and (b) of this Agreement) and (iii) the aggregate amount of such dividends and repurchases made before January 8, 2006 does not exceed $1,500,000;

            (e) the Company may make payments to its stockholders to permit such stockholders to pay taxes resulting from the Merger to the extent the aggregate amount of such payments does not exceed $250,000; and

            (f) the Company may repurchase shares of its common stock from any of its officers and directors or their assigns, estates or heirs upon the death, disability, retirement or termination of employment of such Persons; provided, however, that (1) the aggregate amount paid in cash with respect to such repurchases from the Closing Date through the fifth anniversary of the Closing Date shall not exceed $1,000,000, (2) the aggregate amount paid in cash with respect to such repurchases from the fifth anniversary of the Closing Date through the seventh anniversary of the Closing Date shall not exceed

      $1,000,000, (3) any remaining consideration paid with respect to such repurchases shall be subordinated to the payment of all obligations under the Operative Documents in form and substance satisfactory to the Purchasers, (4) the repurchase price per share for any such repurchases cannot exceed the per share redemption price set forth in the Integrity Stockholder Agreement (as in effect on the Closing Date), (5) no Default or Event of Default exists or would result therefrom (as determined in respect of Section 14.7 on a pro forma basis as of the last date as of which financial statements have been delivered pursuant hereto) and (6) no such repurchases may be made prior to July 8, 2008.

      14.7  Certain Financial Covenants.

            (a) Minimum Net Worth. As of the end of each of its fiscal quarters, commencing September 30, 2004 and each fiscal quarter ending thereafter, the Company and its Subsidiaries shall maintain Net Worth in an amount not less than seventy percent (70%) of the Net Worth of the Company and its Subsidiaries measured on a consolidated as of July 31, 2004, plus (i) an aggregate amount equal to 75% of quarterly Net Income (but only if a positive number, with no reduction for losses) for each fiscal quarter of the Company and its Subsidiaries on a consolidated basis minus (ii) the sum of (A) charges up to $25,000 per fiscal quarter of the Company and its Subsidiaries on a consolidated basis related to the amortization of certain of the costs incurred by the Company in connection with the transactions contemplated by the terms of the Merger Agreement plus (B) up to $3,000,000 in the aggregate in dividends and redemptions permitted and paid pursuant to the terms of Section 14.6(d) hereof; provided, however that for the quarter ending September 30, 2004, only Net Income of the Company and its Subsidiaries for the months of August and September 2004 on a consolidated basis shall be included in such calculation.

            (b) Total Funded Debt to EBITDA. As of the end of each of its fiscal quarters, commencing September 30, 2004 and each fiscal quarter ending thereafter, the Company and its Subsidiaries shall maintain a ratio of consolidated Total Funded Debt to consolidated EBITDA of not greater than the following for each applicable fiscal quarter:

         Fiscal Quarter Ending:                     Total Funded Debt to EBITDA Ratio
         ----------------------                     ---------------------------------
   June 30, 2004 to September 29, 2004                         4.50 to 1.0
 September 30, 2004 to December 31, 2004                       4.22 to 1.0
December 31, 2004 and any Fiscal Quarter
               thereafter                                      3.94 to 1.0

            (c) Fixed Charge Coverage. As of the end of each of its fiscal quarters, commencing September 30, 2004 and each fiscal quarter ending thereafter, the Company and its Subsidiaries shall maintain a ratio of (i) EBITDA minus Non-Financed Capital Expenditures each for the most recently ending four (4) consecutive fiscal quarters to (ii) Fixed Charges for the most recently ended four (4) consecutive fiscal quarters, calculated as of the last date of such fiscal quarter, of not less than the following:

        Fiscal Quarter Ending:                        Fixed Charge Coverage Ratio
        ----------------------                        ---------------------------
June 30, 2004 through December 31, 2006                      1.29 to 1.00
 March 31, 2007 and any Fiscal Quarter
              thereafter                                     1.35 to 1.00

            (d) Capital Expenditures. Company will not, nor will it permit any of its Subsidiaries to, make any Capital Expenditures if, after giving effect thereto, the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries during (i) 2004 exceeds $6,750,000, (ii) 2005 exceeds $6,750,000, (iii) 2006 exceeds $6,750,000, (iv) 2007 exceeds
      $7,031,250 or (v) 2008 or any calendar year thereafter exceeds $7,312,500.

      14.8  Limitation on Tax Consolidation.

                  The Company will not, nor will it permit any of its Subsidiaries to, become a party to a consolidated or combined income tax return with any Person other than the Company and its Subsidiaries.

      14.9  Limitation on Liens.

            The Company will not, nor will it permit any of its Subsidiaries to, create or suffer to exist any Lien in respect of any property of any character of the Company or any of their respective Subsidiaries (whether owned on the date hereof or hereafter acquired) except for Permitted Liens.

      14.10 Limitation on Transactions with Affiliates.

            The Company will not, nor will it permit any of its Subsidiaries to, engage in any transaction (including, without limitation, the purchase, sale or exchange of any properties and assets or the rendering of any services or the payment of compensation) with an Affiliate of the Company or any of its respective Subsidiaries, other than transactions between a Wholly-Owned Subsidiary of the Company and another Wholly-Owned Subsidiary of the Company (so long as each such Wholly-Owned Subsidiary has executed and delivered a Subsidiary Guarantee which is then in full force and effect), on terms less favorable to such Company or any such Subsidiary in any material respect than would be obtainable at the time in comparable transactions with a Person not such an Affiliate; provided that nothing contained in this Section 14.10 shall prohibit the payment of any amount permitted to be paid under Section 14.6 or
Section 14.18 or the payment to the Company by each Subsidiary of its "corporate overhead allocation" of charitable contributions paid by the Company or any of its Subsidiaries and permitted pursuant to Section 14.19.

      14.11 Limitation on Investments.

            The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, make or permit to exist any Investment in any other Person except (without duplication) the following:

            (a) contributions by the Company to the capital of any of its Wholly-Owned Subsidiaries, or by any such Wholly-Owned Subsidiary to the capital of any of its Wholly-Owned Subsidiaries in each case where such Wholly-Owned Subsidiary has executed and delivered a Subsidiary Guarantee (which is then in full force and effect) and is not a Foreign Subsidiary; provided, however, that the Company's total investment, directly or indirectly, in Integrity Publishers, Inc., a Delaware corporation ("Integrity Publishers"), INO Records, LLC, a Tennessee limited liability company ("INO Records") or Enlight, whether in the form of equity, loans, advances or otherwise, shall not exceed $10,000,000 with respect to Integrity Publishers, $4,000,000 with respect to INO Records and $250,000 with respect to Enlight;

            (b) in the ordinary course of business, Investments by the Company in any Subsidiary or by any Subsidiary in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by
      Section 14.5(i);

            (c)   Permitted Guaranties;

            (d)   Cash Equivalent Investments;

            (e)   bank deposits in the ordinary course of business;

            (f) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

            (g) advances by the Company or any Subsidiary to any recording artist, songwriter, producer, arranger, record label, book author, contract writer or distributor in the ordinary course of business;

            (h) loans by the Company to its stockholders which shall not at any time exceed $350,000 made to such stockholders to permit such stockholders to pay income taxes resulting from the Merger;

            (i) Loans to any Integrity International Subsidiary not to exceed $275,000 in the aggregate outstanding at any time that are appropriately reflected on the Company's financial records;

            (j)   Permitted Acquisitions;

            (k)   Investments to consummate acquisitions permitted by Section
      14.13;

            (l)   Investments listed on Exhibit 14.11; and

            (m) Investments in joint ventures in substantially similar lines of business as the Company made after the Closing Date not to exceed $250,000 in the aggregate;

            provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b), (c), (g) or (m) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default exists.

      14.12 Limitation on Issuance of Shares of Subsidiaries.

            The Company will not permit any of its Subsidiaries to (a) issue, sell or otherwise dispose of any Shares (or any securities convertible into or exercisable or exchangeable for Shares) of such Subsidiary except to the Company or to a Wholly-Owned Subsidiary of the Company (which Wholly-Owned Subsidiary has executed and delivered a Subsidiary Guarantee which is then in full force and effect) or (b) sell, transfer or otherwise dispose of any Shares (or any securities convertible into or exercisable or exchangeable for Shares) of any other Subsidiary of the Company except to the Company or to a Wholly-Owned Subsidiary of the Company (which Wholly-Owned Subsidiary has executed and delivered a Subsidiary Guarantee which is then in full force and effect). The Company will not, in any event, permit any Subsidiary of such Company to have outstanding any Preferred Shares.

      14.13 Limitation on Company's Consolidation, Merger and Purchases.

            The Company will not, and will not permit any Subsidiary to, consummate any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, provided that (i) any Wholly-Owned Subsidiary of the Company may be merged into the Company or into any other Wholly-Owned Subsidiary of the Company (which Wholly-Owned Subsidiary has executed and delivered a Subsidiary Guarantee which is then in full force and effect), if (a) in the case of a merger to which the Company is a party, the Company is the surviving Person from such merger and is Solvent (both at the time of and immediately after giving effect thereto), (b) the Company or the surviving Wholly-Owned Subsidiary of the Company, as the case may be, shall have delivered to each holder of a Security such opinions, confirmations and other agreements and instruments as the Required Holders of each class of Securities shall have reasonably requested and (c) both at the time of and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (ii) any existing Wholly-Owned Subsidiary (which Wholly-Owned Subsidiary has executed and delivered a Subsidiary Guarantee which is then in full force and effect) may purchase or otherwise acquire the assets or stock of any other existing Wholly-Owned Subsidiary and (iii) the Company or any Subsidiary may consummate a Permitted Acquisition. No transaction permitted by this Section 14.13 shall have the effect of releasing the Company or any other party to any of the Operative Documents from any liability or obligation under any of the Operative Documents.

      14.14 Limitation on Disposition of Property.

            The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise dispose of any of their respective properties and assets (or any right, title or interest therein), whether real, personal or mixed, tangible or intangible, including, without limitation, any Shares, securities or Indebtedness of any Subsidiary of the Company, except for, without duplication: (a) sales of inventory in the ordinary course of business, (b) transfers of properties and assets from any Wholly-Owned Subsidiary of the Company to any other Wholly-Owned Subsidiary of the Company (which Wholly-Owned Subsidiary has executed and delivered a Subsidiary Guarantee which is then in full force and effect), and (c) sales and disposition of assets permitted pursuant to Section 9.4 of the Credit Agreement (as in effect as of the Closing Date).

      14.15 Modification of Certain Documents, Agreements and Instruments, Fiscal Year.

            The Company will not, and will not permit any of its Subsidiaries to:

            (a) file after the Closing any resolution of its board of directors (or other governing body) with the Secretary of State of the jurisdiction of its organization to establish or create a series of Preferred Shares or a separate class of equity securities;

            (b) have a fiscal year which ends on any date other than on or about December 31;

            (c) amend, modify, supplement or waive any term, condition or provision of its Organizational Documents or any of the agreements, documents or instruments referred to in Section 4.3 including (other than the Credit Documents as to which the following Section 14.15(d) applies), if the effect thereof is, or could reasonably be expected to be, to impose restrictions or obligations upon the Company or any of its Subsidiaries that are more restrictive in any material respect than those set forth in its Organizational Documents or such other agreements, documents and instruments as in effect on the Closing Date or if the effect thereof is, or could reasonably be expected to be, adverse in any material respect to the interests of any holder of any of the Securities; or

            (d) amend, supplement, modify or waive any term of the Credit Documents if the cumulative effect thereof is to (a) increase the aggregate outstanding principal amount of the Indebtedness thereunder to an amount in excess of that permitted under Section 14.5(b), (b) increase the interest rate with respect to the Senior Indebtedness by more than three hundred (300) basis points, except in connection with (i) the imposition of a default rate of interest in accordance with the terms of the Credit Documents or (ii) the imposition of market interest rates in respect of any refinancing permitted pursuant to the terms of the Subordination Agreement, (c) add restrictions on the ability of the Company to repay the Indebtedness hereunder or other obligations under the Securities in addition to those set forth in the Credit Documents or the Subordination Agreement in effect on the date hereof or (d) shorten the amortization of any portion of the Senior Indebtedness (as set forth in the Credit Documents in effect on the date hereof).

      14.16 Unconditional Purchase Obligations.

            The Company shall not, nor shall it permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services other than advances to artists made by the Company and its Subsidiaries in the ordinary course of business.

      14.17 Merger.

            The Company and the Target will consummate the Merger on the Closing Date. In connection with the Merger, the Target shall (a) execute and deliver to the Purchasers an assumption agreement, in form and substance reasonably satisfactory to the Purchasers (the "Assumption Agreement"), pursuant to which the Target assumes all obligations of the Company under the Operative Documents and (b) deliver to the Purchasers an opinion in form and substance reasonably satisfactory to the Purchasers with respect to the consummation of the Merger and the enforceability of the Assumption Agreement.

      14.18 Compensation.

            The Company shall not pay, or commit or agree to pay, (i) salary to Coleman in any fiscal year of the Company in an aggregate amount which exceeds the sum of (a) one hundred and five percent (105%) of the salary paid to Coleman in the immediately prior fiscal year of the Company plus (b) the then Additional Salary Amount approved by the Company's executive compensation committee, (ii) any bonuses to Coleman that (a) are not approved by the Company's executive compensation committee or (b) are in excess of the applicable Permitted Bonuses Amount or (iii) any deferred compensation to Coleman in an aggregate amount which exceeds the amount of deferred compensation approved by the Company's executive compensation committee.

      14.19 Charitable Contributions.

            The Company shall not pay in any fiscal year, or commit or agree to pay in any fiscal year, charitable contributions other than (i) charitable contributions in an aggregate amount not to exceed (a) $150,000 plus (b) the Permitted Charitable Contribution Amount and (ii) charitable contributions permitted under Section 14.14.

      14.20 Warrants.

            The Company, after giving effect to the Merger, shall have authorized the issue and sale of its warrants (herein, together with any warrants issued in exchange therefor or replacement thereof, called the "Warrants") evidencing rights to purchase shares of Common Stock representing in the aggregate 7.0% of the fully diluted capital stock of the Company on the Closing Date. The Warrants shall be immediately exercisable for nominal consideration, shall expire on July 8, 2012 and shall be substantially in the form of Exhibit 1(c) attached hereto.

      14.21 Integrity Music, Inc.

            The Company shall not permit Integrity Music, Inc. to conduct any business operations or own any assets or incur any liabilities.

      14.22 Further Assurances.

            (a) From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any holder or holders of the Notes may reasonably request for the purpose of implementing or effectuating the provisions of the Operative Documents.

            (b) Without limiting the generality of the foregoing, in the event that the Company at any time or from time to time shall organize or acquire any direct or indirect Subsidiary, then and in each such case the Company will (i) promptly (but in any event not later than 20 days prior to consummating any such transaction) notify each holder of the Notes (which notice shall become irrevocable five (5) days prior to the date contained in such notice unless revoked prior to such date) and (ii) not later than the date upon which such transaction is consummated cause such Subsidiary to execute and deliver to each holder of any Notes a Subsidiary Guarantee.

15.   Reserved.

16.   Definitions.

      16.1  Definitions of Capitalized Terms.

            The terms defined in this Section 16.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

            "Acquisition" shall mean any acquisition, whether by stock purchase, asset purchase, merger, consolidation or otherwise of a Person or a business line of a Person.

            "Additional Board Expense Amount" shall mean an amount equal to the difference of (a) $20,000 minus (b) the amount by which the aggregate amount of fees and expenses paid to outside directors of the Company since the Closing Date exceeds those fees and expenses permitted to be paid pursuant to clauses
(i) and (ii) of Section 14.6(b) since the Closing Date.

            "Additional Salary Amount" shall mean an amount equal to the difference of (a) $50,000 minus (b) the amount by which the aggregate amount of salary paid to Coleman since the Closing Date exceeds that amount permitted to be paid pursuant to clause (i)(a) of Section 14.18 since the Closing Date.

            "Adjusted EBITDA" shall mean, for any fiscal year, (a) the sum of:
(i) EBITDA; for such fiscal year, plus (ii) charitable contributions in excess of $150,000 permitted under Section 14.19 and paid during such fiscal year, plus
(iii) bonuses to Coleman permitted under Section 14.18 and paid during such fiscal year.

            "Affiliate" of any Person shall mean any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such first-mentioned Person; provided, that in no event shall any Purchaser or any other institutional holder of Securities be deemed to be an Affiliate of the Company or any of its

Subsidiaries. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or other Shares or by contract or otherwise.

            "Applicable Premium" shall have the meaning specified in Section
9.1.

            "Asset Disposition" shall mean the sale, lease, assignment or other transfer for value (each a "Disposition") by the Company or any Subsidiary to any Person (other than the Company or any Wholly-Owned Subsidiary which Wholly-Owned Subsidiary has executed and delivered a Subsidiary Guarantee which is then in full force and effect)) of any asset or right of the Company or any Subsidiary (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to the Company or such Subsidiary) condemnation, confiscation, requisition, seizure or taking thereof), other than
(a) the Disposition of any asset which is to be replaced, and is in fact replaced, within sixty (60) days (or 270 days in the case of any casualty, condemnation, confiscation, requisition, seizure to taking thereof) with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business, and (c) other Dispositions in any fiscal year the net proceeds of which do not in the aggregate exceed $60,000.

            "Assumption Agreement" shall have the meaning specified in Section 14.17.

            "Business" shall have the meaning specified in Section 5.4.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day which shall be in Cleveland, Ohio, a legal holiday or a day on which banking institutions therein are authorized by law to close.

            "Capital Expenditures" shall mean all expenditures (including Capitalized Lease Obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (iii) with the proceeds of asset sales.

            "Capital Lease" shall mean , as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on the financial statements of such Person prepared in accordance with GAAP.

            "Capital Securities" shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

            "Capitalized Lease Obligations" shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

            "Cash Equivalent Investment" shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight federal funds transactions that are issued or sold by any Bank (as defined in the Credit Agreement) or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000 and (d) any repurchase agreement entered into with any Bank (as defined in the Credit Agreement) (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder.

            "Celebration" shall mean Celebration Hymnal, LLP, a Tennessee limited liability partnership.

            "Change of Control" shall mean the occurrence of any of the following events: (a) Coleman shall cease to own and control, directly or indirectly, more than 50% of the outstanding Capital Securities of the Company,
(b) Coleman shall sell more than the then applicable Permitted Sales Percentage of the outstanding Capital Securities of the Company (other than in connection with a repurchase permitted under Section 14.6(d)); (c) the Company shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary existing on the Closing Date or of each Wholly-Owned Subsidiary acquired thereafter (except that, for purposes hereof, the applicable percentage of ownership with respect to Celebration shall be 50% and the applicable percentage of ownership with respect to Integrity Music Europe shall be 65%); or (d) the granting by Coleman, directly or indirectly, of a security interest in his ownership interest in the Company, which could result in a change in the identity of the individuals or entities in control of the Company. For the purpose hereof, the terms "control" or "controlling" shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Company by contract or voting of securities or ownership interests.

            "Closing" and "Closing Date" shall have the respective meanings specified in Section 3.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Coleman" shall have the meaning specified in Section 4.3(a).

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency from time to time administering the Securities Act and/or the Exchange Act.

            "Common Stock" shall mean the Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Common Stock shall have been changed or any Shares resulting from any reclassification of such Common Stock.

            "Company" shall have the meaning specified at the beginning of this Agreement and shall include the Target after the consummation of the Merger.

            "Competitor" shall mean any Person whose primary business or a material business line is to engage in the Business, including, without limitation, those entities listed on Exhibit 16; provided that in no event shall any bank, insurance company or other institutional investor be deemed to be a competitor of the Company or its Subsidiaries.

            "Confidential Information" shall have the meaning specified in
Section 8.

            "Consolidated Net Income" shall mean, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any gains (or losses) from Asset Sales, any extraordinary gains (or losses) and any gains (or losses) from discontinued operations.

            "Contingent Liability" and "Contingent Liabilities" shall mean, respectively, each obligation and liability of the Company and all such obligations and liabilities of the Company incurred pursuant to any agreement, undertaking or arrangement by which the Company: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other

Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

            "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of July 8, 2004, among the Company, various Subsidiaries of the Company, various financial institutions a party thereto and LaSalle Bank National Association, as agent, as the same may be amended, restated, refunded, replaced, supplemented or otherwise modified from time to time as permitted under the Subordination Agreement and Section 14.5(b) (unless the applicable reference to Credit Agreement contained herein expressly indicates otherwise).

            "Credit Documents" shall mean the Credit Agreement and the other agreements, documents and instruments related thereto, including, without limitation, the Loan Documents (as defined in the Credit Agreement).

            "Debt" shall mean, as to any Person, without duplication, (a) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (b) all obligations to pay the deferred purchase price of property or services; (c) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such Letters of Credit, bankers' acceptances and similar obligations; (d) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person; (e) the aggregate amount of all Capitalized Lease Obligations of such Person; (f) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (g) all Hedging Obligations of such Person; (h) all Debt of any partnership of which such Person is a general partner; and (i) all monetary obligations of the Company under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of the Company but which, upon the insolvency or bankruptcy of the Company, would be characterized as the indebtedness of the Company (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by the Company in accordance with customary practices and in the ordinary course of business of the Company.

            "Default" shall mean any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

            "Deferred Interest" shall have the meaning specified in Section
1(d).

            "Depreciation" shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Company's financial statements and determined in accordance with GAAP.

            "Disclosure Documents" shall have the meaning specified in Section 5.4.

            "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States or any political subdivision or instrumentality thereof.

            "EBITDA" shall mean, for any period, (a) the sum for such period of:
(i) Net Income of the Company and its Subsidiaries, plus (ii) Interest Charges, plus (iii) federal and state income taxes (including the Illinois replacement tax), plus (iv) Depreciation, plus (v) non-cash management compensation expense, plus (vi) all other non-cash charges incurred in the ordinary course of business, plus (vii) amortization of goodwill and other intangible assets, plus
(viii) any extraordinary loss in such period whether incurred or accrued for, without duplication, minus (ix) any extraordinary income/gain in such period whether incurred or accrued for, without duplication, plus (x) costs and expenses of up to $2,000,000.00 incurred by the Company in connection with the transactions contemplated by the Merger Agreement that are financed under the Loans (as defined in the Credit Agreement) or the Notes, plus (xi) up to $750,000 in management bonus compensation incurred by the Company in connection with the transactions contemplated by the terms of the Merger Agreement and financed with the proceeds of a Revolving Loan (as defined in the Credit Agreement), in each case as determined in accordance with GAAP.

            "EBITDA Excess Amount" shall mean, for any fiscal year, the amount, if any, by which Adjusted EBITDA exceeds the EBITDA Threshold.

            "EBITDA Threshold" for any fiscal year of the Company and its Subsidiaries is an amount equal to $9,762,000 for the fiscal year ending December 31, 2004, $9,987,000 for the fiscal year ending December 31, 2005, $10,417,000 for the fiscal year ending December 31, 2006, $10,702,000 for the fiscal year ending December 31, 2007, $11,207,000 for the fiscal year ending December 31, 2008, $11,326,000 for the fiscal year ending December 31, 2009, $11,446,000 for the fiscal year ending December 31, 2010 and $11,568,000 for the fiscal year ending December 31, 2011.

            "Enlight" shall mean Enlight, Inc., a Tennessee corporation.

            "Environmental Laws" shall mean any law, statute, rule, regulation or other governmental standard or requirement relating or pertaining to (a) the generation, manufacture, management; handling, use, sale, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance (including, without limitation, petroleum and petroleum-derived materials), or (b) any other act, omission or condition affecting or involving pollution or contamination of the environment.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings thereunder.

            "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that, together with the Company, would be treated as a single employer under Section 4001(b) of ERISA, or that is a member of a group of which the Company is a member and that is a controlled group within the meaning of
Section 4971(e)(2)(B) of the Code.

            "Event of Default" shall have the meaning specified in Section 17.1.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

            "Fixed Charges" shall mean, at the time of any determination, the sum of the following items (without duplication) for the Company during the relevant four consecutive fiscal quarter periods:

            a. The amount of scheduled principal payments paid or required to be paid under the Credit Agreement during such period, plus

            b. The amount of scheduled principal payments paid or required to be paid on other Funded Debt (i.e., Funded Debt other than under the Credit Agreement) during such period, plus

            c. The amount of cash interest and other finance charges of the Company (on a consolidated basis) required to be charged as an expense under GAAP during the immediately preceding four (4) consecutive fiscal quarters during such period, plus

            d. The dividends and repurchases permitted under Sections 14.6(d) and 14.6(f) hereof paid or accrued for, without duplication (other than dividends and distributions permitted under Section 14.6(d) funded with the proceeds of Revolving Loans (as defined in the Credit Agreement)), plus

            e.    cash taxes, plus

            f.    cash charitable contributions.

            For purposes of this calculation, interest includes interest accrued under Capital Leases, and principal includes principal obligations under Capital Leases.

            "Foreign Subsidiary" shall mean a Subsidiary which is not organized under the laws of one of the states in the United States or the District of Columbia.

            "Funded Debt" shall mean, at the time of any determination, the aggregate principal amount of indebtedness of Company and its Subsidiaries on a consolidated basis for the following (without duplication): (a) borrowed money (including the indebtedness under the Credit Documents, but not including trade indebtedness permitted hereunder); (b) Capital Leases; (c) deferred purchase price or installment purchases of real property, personal property, and/or services (including any deferred purchase price and/or non-compete obligations in connection with acquisitions) but excluding any trade indebtedness incurred in the ordinary course of business; (d) reimbursement obligations under letters of credit; (e) any indebtedness or contractual payment obligation that is not paid within 60 calendar days of the due date therefor exclusive of any such obligations that are being disputed by the Company in good faith to the extent that the aggregate amount of such disputed obligations does not at any time exceed $500,000; (f) any indebtedness evidenced by a promissory note; and (g) Guaranties of indebtedness and obligations that would constitute Funded Debt hereunder if the primary obligor thereof was the Company.

            "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

            "Guarantee" of any Person shall mean, at any date, any obligation of such Person at such date guaranteeing, directly or indirectly, any Indebtedness, liability or other obligation of any other Person in any manner, but in any event including all endorsements (other than for collection or deposit in the ordinary course of business), all discounts with recourse and all obligations incurred through an agreement, contingent or otherwise (a) to purchase the obligations of any other Person or any security therefor or to advance or supply funds for the payment or purchase of such obligations, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling the obligor to make payment of such obligations or to assure the owner of such obligations against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or (c) to provide funds for the payment of, or obligating such Person to make, any loan, advance, capital contribution or other investment in the obligor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date or to provide funds for the payment of any obligation, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the obligor. The amount of any Guarantee shall be equal to the amount of all Indebtedness, liabilities and other obligations directly or indirectly guaranteed thereby.

            "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Law or any other applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

            "Hedging Agreement" shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

            "Hedging Obligation" shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

            "Indemnified Costs" and "Indemnitee" shall have the respective meanings specified in Section 22.

            "Integrity International Subsidiaries" shall mean Integrity Music Europe, Integrity Media Asia, Integrity Media Australia and Sarepta.

            "Integrity Media Asia" shall mean Integrity Media Asia Pte. Ltd., a company organized under the laws of Singapore.

            "Integrity Media Australia" shall mean Integrity Media Australasia Pty. Ltd., a company organized under the laws of Australia.

            "Integrity Music Europe shall mean Integrity Music Europe, Ltd., a company organized under the laws of England.

            "Integrity Stockholder Agreement" shall mean that certain Executive Shareholders Agreement, dated as of July 8, 2004, by and among Target, Coleman and the holders of capital stock of the Target from time to time a party thereto.

            "Interest Charges" shall mean, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to LaSalle Bank National Association in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Hedging Agreements.

            "Investment" shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

            "Licenses" shall mean certificates of public convenience and necessity, franchises, licenses and other permits and authorizations from governmental authorities.

            "Lien" shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including, without limitation, an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

            "Material Adverse Change" shall mean a material adverse change in or effect upon (a) the financial condition, operations, assets, business or properties of the Company and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of this Agreement, the Securities or any of the other Operative Documents; (c) the rights and remedies of any holder of Securities with respect thereto or (d) the ability of the Company or any of its Subsidiaries to perform their obligations under any of the Operative Documents and/or to comply with any of the terms thereof applicable to it.

            "Material Contract" of the Company shall includes the following agreements to which the Company is a party: (1) any contract or advance with annual compensation, consideration or payments in excess of $600,000 and (2) any other agreement or contract the loss or breach of which could reasonably be expected to have or cause a Material Adverse Effect.

            "Merger" shall mean the merger of the Company with and into the Target with the Target being the surviving entity.

            "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

            "Net Income" shall mean, with respect to the Company and its Subsidiaries for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP (including any net income of a Person (or assets of a Person) acquired pursuant to any Permitted Acquisition prior to the time such Person (or its assets) were acquired by the Company or a Subsidiary), excluding any gains from Asset Dispositions, any extraordinary gains or losses, and any gains or losses from discontinued operations.

            "Net Worth" shall mean, on a consolidated basis, the net worth of the Company and its Subsidiaries as determined by GAAP consistently applied.

            "Non-Financed Capital Expenditures" shall mean, for any period, Capital Expenditures minus (but in no event by an amount that is less than zero) the sum of Capital Expenditures funded out of (i) the proceeds of any of the Loans (as defined in the Credit Agreement), and (ii) other Debt permitted by the terms of Section 14.5.

            "Notes" shall have the meaning specified in Section 1.

            "Officer's Certificate" shall mean a certificate signed on behalf of the Company by the Chairman, the President, the Chief Financial Officer, the Treasurer, or one of the Vice Presidents of the Company.

            "Operating Leases" shall mean means any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any Subsidiary, as lessee, other than any Capital Lease.

            "Operative Documents" shall mean this Agreement, the Securities, the Subsidiary Guarantees, the Stockholders' Agreement, the Merger Agreement, the Assumption Agreement and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

            "Organizational Documents" of any Person shall mean such Person's charter and by-laws, partnership agreement, operating agreement, members agreement, trust agreement, as applicable, and/or any other similar agreement, document or installment.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "Permitted Acquisitions" shall mean an Acquisition by the Company of the stock, membership interest, or any other equity interest in a Person organized under the laws of the United States or any political subdivision or instrumentality thereof, or the Acquisition of all or substantially all of the assets of any such Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person), which satisfies each of the following conditions: (i) the Company, or a Person which shall become a Guarantor upon consummation of such Acquisition and shall be a direct or indirect domestic

Wholly-Owned Subsidiary of the Company, is the Acquiring Company, (ii) if the Acquisition is structured as a merger, and Company is the Surviving Company,
(iii) Target Company is in a substantially similar line of business as the Company, (iv) Target Company has an EBITDA (provided, however, that with respect to the purchase of assets of less than an entire Target Company, EBITDA will be calculated on a proforma basis prepared in good faith based on reasonable assumptions) in excess of zero for the twelve month period ended on the date such Acquisition is consummated, (v) no Event of Default has occurred during the sixty (60) day period preceding the date on which such Acquisition is consummated, and no Default or Event of Default will occur or is reasonably likely to occur as a result of or due to such Acquisition, (vi) the purchase price (including without limitation any deferred purchase price, seller notes, assumed indebtedness, or similar items) together with all expenses incurred in connection with such Acquisition does not exceed $2,000,000 (including all transaction costs and all Debt, liabilities and contingent obligations incurred or assumed in connection therewith) for any single Acquisition, (vii) simultaneously with the closing of such Acquisition, the Target Company (if such Permitted Acquisition is structured as a purchase of equity) or the Surviving Company (if such Permitted Acquisition is structured as a purchase of assets or a merger) executes and delivers to Bank (a) a joinder agreement satisfactory to the Purchasers in which such Target Company or Surviving Company becomes the Company under this Agreement and assumes primary, joint and several liability of the Obligations, (viii) prior to the closing of such Acquisition, an Authorized Officer of the Company delivers to Bank a certificate on behalf of the Company certifying that such Acquisition is a Permitted Acquisition, (ix) such Acquisition is friendly, rather than hostile, in nature, (x) the Company has, no less than thirty (30) days prior to making such Acquisition, prepared and furnished to the Purchasers the proforma financial statements described below for the Target Company (if such Acquisition is structured as a purchase of equity) or the Surviving Company (if such Acquisition is structured as a purchase of assets or a merger), demonstrating to the satisfaction of the Purchasers that the Target Company, all Surviving Companies, and the Company, as the case may be, will be solvent upon consummation of such Acquisitions and upon the passage of time thereafter, and that none of the covenants under this Agreement will be violated as a consequence of such Acquisition or with the passage of time thereafter, (xi) the Company has, no less than thirty (30) days prior to making such Acquisition, prepared and furnished to the Purchasers a Borrowing Base Certificate (as defined in the Credit Agreement as of the Closing
Date) demonstrating that, upon consummation of such Acquisition, Loan Availability shall be not less than $2,000,000, (xii) Company has also provided to Bank, no less than thirty (30) days prior to making such Acquisition, copies of the audited financial statements (if available, or unaudited financial statements if no audited financial statements exist) for the Target Company for the three fiscal years most recently ended and for each of the completed fiscal quarters in the then current fiscal year and (xiii) after giving effect to such Acquisition, the Company has not consummated more than three (3) Permitted Acquisitions after the Closing Date. The proforma financial statements referred to in clause (x) shall contain consolidated and consolidating balance sheets, income statements, statements of cash flows and such other reports and disclosures of Company as well as the Target Company (if such Permitted Acquisition is structured as a purchase of equity) or the Surviving Company (if such Permitted Acquisition is structured as a purchase of assets or a merger) and shall cover such forecast periods, as the Purchasers may in their reasonable credit judgment may require.

            "Permitted Bonuses Amount" shall mean, with respect to any current fiscal year of the Company and its Subsidiaries, an amount equal to (i) the EBITDA Excess Amount, if any, for the immediately preceding fiscal year minus
(ii) that portion of the Permitted Charitable Contributions Amount, if any, paid in charitable contributions in such current fiscal year.

            "Permitted Charitable Contributions Amount" shall mean, with respect to any current fiscal year of the Company and its Subsidiaries, an amount equal to the lesser of (i) $100,000 or (ii) the difference of (a) the EBITDA Excess Amount, if any, for the immediately preceding fiscal year minus (b) that portion of the Permitted Bonuses Amount, if any, paid in bonuses in such current fiscal year.

            "Permitted Guaranties" shall mean (a) guarantees in favor of the Purchasers, (b) guarantees of the Senior Indebtedness, (c) endorsements of checks, drafts and negotiable instructions for collection in the ordinary course of business, (d) guarantees listed on Exhibit 5.9, (e) guarantees of the Debt if that primary Debt is permitted under Section 14.5 (other than pursuant to Section 14.5(m)).

            "Permitted Liens" shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Company or materially impair the use thereof in the operation of Company's business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (c) Liens described on Schedule 9.2 as of the Closing Date and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof); (d) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; (e) subject to the limitation set forth in Section 14.5(f), Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased);
(f) Liens securing Debt of any Person which becomes a Subsidiary after the date of this Agreement pursuant to a Permitted Acquisition; provided, that such Lien exists at the time that such Person (or its assets) becomes a Subsidiary and is not created in contemplation of or in connection with such Permitted Acquisition; (g) subject to the limitation set forth in Section 14.5(f), Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired; and (h) Liens granted to the Senior Lender under the Credit Documents.

            "Permitted Sales Percentage" shall mean, at the time of any determination, a percentage equal to (a) seven percent (7%) minus (b) sum of the percentages of Capital Securities of the Company sold by Coleman, determined as of the date of each applicable sale, since the Closing Date (other than in connection with a repurchase permitted under Section 14.6(d)).

            "Person" shall mean an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

            "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

            "Preferred Shares" as applied to any Person, shall mean Shares of such Person which shall be entitled to preference or priority over any other Shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

            "Proprietary Rights" shall mean any patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

            "Redeemable" shall mean, with respect to any Shares of any Person, each Share of such Person that is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person, (i) at a fixed or determinable date, whether by operation of any sinking fund or otherwise, (ii) at the option of any Person other than such Person or
(iii) upon the occurrence of a condition not solely within the control of such Person or (b) convertible into other Redeemable Shares.

            "Refinanced Debt" shall have the meaning specified in Section 14.5.

            "Refinancing Debt" shall have the meaning specified in Section 14.5.

            "Registration Rights Agreement" shall have the meaning specified in
Section 4.3.

            "Required Holders" as applied to describe the requisite holder or holders of any class of the Securities, shall mean, at any date, the holder or holders of 51% or more in interest of such class of Securities (which, for purposes of the Warrant Shares, shall include only securities issued or issuable upon exercise of the Warrants) at the time outstanding (excluding all Securities at the time owned by the Company or any Affiliate of the Company).

            "Restricted Payment" as applied to any Person shall mean:

            (a) any dividend or other distribution, direct or indirect, on account of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares, except any such dividend or distribution payable to the Company and/or any Wholly-Owned Subsidiary of the Company (which Wholly-Owned Subsidiary has executed and delivered a Subsidiary Guarantee which is then in full force and effect);

            (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares; and

            (c) any payment of any compensation, management fee or similar amount, direct or indirect, to any director of the Company, any of its Subsidiaries or any other Affiliate of any such Person other than compensation to officers or employees;

provided that, notwithstanding the foregoing, the term "Restricted Payment" shall not include any dividend or other distribution paid on, or any redemption, retirement, purchase or other acquisition of, directly or indirectly, any Warrants and/or Warrant Shares.

            "Sarepta" shall mean Sarepta Music (Pty) Ltd., a private company organized and existing under the laws of the Republic of South Africa.

            "Securities" shall have the meaning specified in Section 1.

            "Securities Act" shall mean the Securities Act of 1933 as amended or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

            "Senior Indebtedness" shall have the meaning specified in the Subordination Agreement.

            "Shares" of any Person shall include any and all Shares of capital stock, partnership interests, limited liability company interests, membership interests, or other Shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person, and, as applied to the Company, includes the Common Stock and the Warrants.

            "Solvent" as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "Person" shall mean, where so required by the context in which the term "Solvent" appears, such Person and its Subsidiaries taken as a whole.

            "Source" shall have the meaning specified in Section 27.

            "Stockholders' Agreement" shall have the meaning specified in
Section 4.3.

            "Subordination Agreement" shall have the meaning specified in
Section 4.3.

            "Subsidiary" of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person, (b) any Person of which the first-mentioned Person or any of its other Subsidiaries is a general partner and (c) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or losses or more than 50% of such Person's assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. Unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Company.

            "Surviving Company" means as applicable, either (i) the Person that will own the assets to be acquired from a Target Company in a Permitted Acquisition upon the consummation thereof, or (ii) the survivor of the merger of an Acquiring Company with the Target Company in a Permitted Acquisition upon the consummation thereof.

            "Target" shall have the meaning specified at the beginning of this Agreement.

            "Target Company" means the Person whose assets or stock, membership interests, or other equity interest will be acquired in a Permitted Acquisition upon the consummation thereof, or if applicable, with which an Acquiring Company will merge in a Permitted Acquisition upon the consummation thereof, which in either case shall be an entity organized under the laws of the United States or any political subdivision or instrumentality thereof.

            "Taxes" shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

            "Total Funded Debt" shall mean all Funded Debt of the Company, determined on a consolidated basis, excluding (i) Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of the Debt of a Person other than the Company or any Subsidiaries), (ii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries, and (iii) contingent obligations in respect of undrawn Letters of Credit (as defined in the Credit Agreement).

            "Transfer" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property or assets, including, without limitation, the capital stock of any Subsidiary of such Person.

            "Voting Stock" when used with reference to any Person, shall mean Shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing board) of such Person, other than Shares having such power only by reason of the happening of a contingency.

            "Warrant Shares" shall have the meaning specified in the Warrants.

            "Warrants" shall have the meaning specified in Section 1.

            "Wholly-Owned Subsidiary" of any Person at any date shall mean any Subsidiary of such Person at such date all of the outstanding Shares of which, other than directors' qualifying Shares and the like, shall at the time be owned by such Person and/or by one or more other Wholly-Owned Subsidiaries of such Person and the accounts of which are consolidated with those of such Person in accordance with GAAP.

            "Withdrawal Liability" shall have the meaning given such term under
Part 1 of Subtitle E of Title IV of ERISA.

      16.2  Other Definitions.

            The terms defined in this Section 16.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

            "this Agreement" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

            "beneficial" ownership of any Shares or other securities by any Person shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

            a "class" of Securities shall refer to the Notes, the Warrants or the Warrant Shares, as the case may be, each of which is a separate class.

            "corporation" shall include an association, joint stock company, business trust or other similar organization.

      16.3  Accounting Terms and Principles; Laws.

            (a) All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP; all computations made pursuant to this Agreement shall be made in accordance with GAAP and all financial statements shall be prepared in accordance with GAAP. If there shall occur any change in accounting principles from GAAP as in effect on the Closing Date, then the Company and the Required Holders of the Notes shall make adjustments to such financial covenants as are determined in good faith to be appropriate to reflect such changes so that the criteria for evaluating the financial condition and operations of the

      Company and its Subsidiaries shall be the same after such changes as if such changes had not been made.

            (b) All references herein to laws, statutes, rules, regulations and/or to other governmental restrictions, standards and/or requirements shall, unless the context clearly requires otherwise, be deemed to refer to those promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.

17.   Remedies.

      17.1  Events of Default Defined; Acceleration of Maturity.

            If any one or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

            (a) if default shall be made in the due and punctual payment of all or any part of the principal of or any premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

            (b) if default shall be made in the due and punctual payment of any interest on any Note or any fee or other amount due under the Notes when and as the same shall become due and payable and such default shall have continued for a period of five days;

            (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in Sections 7(a), 7(b), 7(c), 7(d), 8(a), 8(b), 9.6, 14.2(b), 14.2(d), or 14.2(e), or Sections
      14.3 to 14.17, inclusive or Section 14.19;

            (d) if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 30 days after the occurrence of such default;

            (e) if the Company or any Subsidiary of the Company shall make a general assignment for the benefit of creditors, or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for it or for all or any substantial part of its properties, or shall (or its directors or stockholders shall) take any action looking to its dissolution or liquidation;

            (f) if, within 60 days after the commencement of an action against the Company or any Subsidiary of the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company or any Subsidiary of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 45 days after the appointment without the consent or acquiescence of the Company or any Subsidiary of the Company of any trustee, custodian, receiver, liquidator or fiscal agent for the Company or any Subsidiary of the Company or for all or any substantial part of their respective properties, such appointment shall not have been vacated;

            (g) if, under the provisions of any law for the relief or aid of debtors, any court or governmental agency of competent jurisdiction shall assume custody or control of the Company or of any Subsidiary of the Company or of all or any substantial part of their respective properties and such custody or control shall not be terminated or stayed within 30 days from the date of assumption of such custody or control;

            (h)   if the Company or any Subsidiary of the Company shall fail to
      (i) make any payment due on any Indebtedness (other than the Notes and the Indebtedness under the Credit Documents) or other obligation (including any in respect of any performance bond, bid bond or lease or any Shares upon the exercise by any Person of any put or call option or other similar right of redemption or repurchase with regard to such Shares), if the amount thereof outstanding exceeds $250,000 (or the equivalents thereof, as of any date of determination, in any other currency), or (ii) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Indebtedness or other obligation, if the effect of any such failure of the character described in this clause (h) is to cause, or any other Person shall have the right to cause, any payment in respect thereof in an amount of $250,000, (or the equivalents thereof, as of any date of determination, in any other currency), or more to become due and payable;

            (i) if any default shall occur under the Credit Documents and as a result of such default, the maturity of the Senior Indebtedness is accelerated (or the Company or any Subsidiary is required to purchase or redeem such Indebtedness in respect thereof) prior to its expressed maturity;

            (j) if any judgment, decree, levy, attachment, garnishment or other process is entered, or any Lien is filed against any Obligor that calls for payment or presents liability in excess of $300,000 ($600,000 with respect only to the claims of Thomas Nelson known and pending as of the Closing Date) over the applicable insurance coverage and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Purchasers and appealed, (ii) vacated, or (iii) discharged;

            (k) if any representation or warranty made by or on behalf of the Company or any Subsidiary of the Company in this Agreement or in any of the other Operative

      Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date as of which made;

            (l) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, canceled, terminated or declared to be unenforceable, null and void; or

            (m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall, have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall reasonably be expected to result in a Material Adverse Change, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I of ERISA which is past due or pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary of the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary of the Company thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, has resulted in, or could reasonably be expected to result in, a liability in excess of $250,000;

then, upon the occurrence and during the continuance of any Event of Default (other than one of the character described in clauses (e), (f) or (g) of this Section 17.1) and at the option of the Required Holders of the Notes at the time outstanding (excluding any Notes at the time owned by Company or any Affiliate of the Company), exercised by written notice to the Company, the principal of all Notes shall forthwith become due and payable (including all Deferred Interest), together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium, as liquidated damages and not as a penalty; provided, that, in the case of an Event of Default of the character described in clauses (e), (f) or (g) of this Section 17.1, the principal of all Notes shall forthwith become due and payable (including all Deferred Interest), together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium, as liquidated damages and not as a penalty.

            Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders of the Notes by written notice to the Company, may waive, rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (including any Notes which were accelerated pursuant to the first proviso in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in clause (a) or (b) of this Section 17.1) if:

            (1)   the Company has paid a sum sufficient to pay

                  (A)   all overdue interest on all Notes;

                  (B) the principal of (and premium, if any, on and all Deferred Interest on) any Notes which have become due otherwise than by such Event of Default or notice thereof; and

                  (C) interest on such overdue principal (and premium, if any) and, to the extent that payment of such interest is lawful, interest upon overdue interest, all at the rate for overdue amounts specified in such Notes; and

            (2) all Defaults and Events of Default, other than the non-payment of amounts which have become due solely by such acceleration, have been cured or waived as provided in Section 20.

No such waiver, rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

      17.2  Suits for Enforcement, etc.

            In case any one or more of the Events of Default specified in
Section 17.1 shall have occurred and be continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under
Section 17.1, the holder of any Security may proceed to protect and enforce its rights either by suit in equity or by action at law, or both. The Company stipulates that the remedies at law of the holder or holders of the Securities in the event of any Event of Default by the Company in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against a violation thereof or otherwise. Without limiting the generality of the foregoing (and without derogating from any provision contained in this Agreement or any of the other Operative Documents), upon the occurrence and during the continuance of an Event of Default, the Required Holders of the Notes at the time outstanding shall, as a group, have the right to apply for and have a receiver appointed for the Company and its Subsidiaries, or any one or more of them, by a court of competent jurisdiction in any action taken by any such holders to enforce their respective rights and remedies hereunder and under the other Operative Documents in order to manage, protect and preserve the assets of the Company and its Subsidiaries and continue the operation of the business of the Company and its Subsidiaries, or to sell or dispose of the assets of the Company and its Subsidiaries, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and the Company hereby consents to such appointment without regard to the presence or absence of any misfeasance or malfeasance or any other fact or circumstance which otherwise would provide a defense to such appointment.

      17.3  No Election of Remedies.

            No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      17.4  Remedies Not Waived.

            No course of dealing between the Company and any of its Subsidiaries, on the one hand, and any holder of any Security, on the other hand, and no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

      17.5  Application of Payments.

            In case any one or more of the Events of Default specified in
Section 17.1 shall have occurred and be continuing, all amounts to be applied to the prepayment or payment of any Notes shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and fees, expenses and disbursements of counsel) in such order of priority as is determined by the Required Holders of the Notes entitled to such amounts.

18.   Registration, Transfer and Exchange of Securities; Limitations on
Transfers.

            Securities issued hereunder shall be issued in registered form. The Company shall keep at its principal executive office (which is now located at the address set forth on Exhibit 5.2), registers in which the Company shall provide for the registration and transfer of the Securities. The name and address of each holder of the Securities shall be registered in such registers. The Company shall give to any institutional holder of any Security promptly (but in any event within 10 days) following request therefor, a complete and correct copy of the names and addresses of all registered holders of the Securities and the amount and kind of Securities held by each. Whenever any Security or Securities shall be surrendered for transfer or exchange, the Company(ies) that issued such Security at its (or their) expense will execute and deliver in exchange therefor a new Security or Securities (in such denominations and registered in such name or names as may be requested by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount (in the case of the Notes and, in such case, dated so as not to result in any loss of interest and together with all necessary Subsidiary Guarantees) or the same aggregate number of Shares (in the case of the Warrants and Warrant Shares), as applicable, as that of the Security or Securities so surrendered. The Company may treat the Person in whose name any Security is registered as the owner of such Security for all purposes.

19.   Replacement of Securities.

      Upon receipt by the Company of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any Security and (in the case of loss, theft or destruction) of reasonably satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, the Company(ies) that issued such Security at its (their) expense will execute and deliver in lieu of such Security a new Security of like tenor and, in the case of any new Note, dated so as not to result in any loss of interest and accompanied by all necessary Subsidiary Guarantees. Any Purchaser's unsecured agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this Section 19.

20.   Amendment and Waiver.

            (a) Any term of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Company, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each class of Securities entitled to the benefits of such term, provided that (i) without the consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) change the amount of the principal of or any rate of interest on or premium payable with respect to any of the Notes or change the payment terms of any of the Notes or, except as provided in the Subordination Agreement, subordinate the obligation of the Company (or of any other Person primarily or secondarily liable therefor) to pay any amount due on the Notes to any other obligation, or (B) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes; (ii) without the consent of the holders of all of the Warrants and Warrant Shares at the time outstanding, no such amendment or waiver shall (A) modify any of the provisions of Section 13 of the Warrant or Section 14(d) of the Registration Rights Agreement, or (B) change the percentage of holders of the Warrants and Warrant Shares required to approve any such amendment or effect any such waiver; and (iii) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this
      Section 20 shall be delivered by the Company to each holder of Securities forthwith (but in any event not later than five days) following the effective date thereof.

            (b) The Company will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the kind and amount of Securities then owned by it) shall be informed thereof by the Company and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

            (c) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this Section 20, any Securities owned by the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding.

21.   Method of Payment of Securities.

      Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as any Purchaser (or such Purchaser's nominee) or any other institutional holder shall hold any Security, the Company(ies) that issued such Security (and each other Person primarily or secondarily liable therefor) will make all payments thereon to such Purchaser or such other institutional holder by the method and at the address for such purpose specified in Schedule I attached hereto or by such other method or at such other address as such Purchaser or such institutional holder may designate in writing, without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Company(ies) that issued such Security promptly following such payment, prepayment or repurchase and canceled.

22.   Expenses; Indemnity.

      Whether or not the transactions contemplated by any of the Operative Documents shall be consummated, the Company will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold each Purchaser (and each other holder of any of the Securities) and each Purchaser's (and such other holder's) directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnitee") harmless (on an after tax basis) in respect of all costs, losses, expenses (including, without limitation, the fees, costs, expenses and disbursements of one counsel for all of the Indemnitees) and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated hereby and thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to the Company or any of its Affiliates or any of its properties and assets, including, without limitation, any and all Indemnified Costs related in any way to the requirements of any Environmental Laws (as the same may be amended, modified or supplemented from time to time) or to any environmental investigation, assessment, site monitoring, containment, clean up, remediation, removal, restoration, reporting and sampling, whether or not consented to, or requested or approved by, any Indemnitee, and whether or not such Indemnified Cost is attributable to an event or condition originating from any properties or assets of the Company or any of its Subsidiaries or any other, properties previously or hereafter owned, leased, occupied or operated by the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company shall not have any obligation to an Indemnitee under this Section 22 with respect to any Indemnified Cost to the extent such Indemnified Cost arises solely as a result of the gross negligence, willful misconduct or bad faith of such Indemnitee. The reimbursement required by this
Section 21 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

23.   Taxes.

      The Company will pay all taxes and fees (including interest and penalties), including, without limitation, all recording and filing fees, issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents, including the issuance, sale and delivery of the Warrants and the Warrant Shares.

24.   Communications.

            All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. Any such communication must be sent (i) if to the Company or to any of their respective Subsidiaries, to it at:

            Integrity Media, Inc.
            1000 Copy Road
            Mobile, Alabama 36695
            Attention: Donald S. Ellington
            Telecopy No.: (334) 639-9651

or at such other address (or telecopy number) as may be furnished in writing by the Company to each holder of any Security and (ii) if to any Purchaser, at such Purchaser's address for such purpose set forth in Schedule I attached hereto, with a copy (which shall not constitute notice) to:

            Calfee, Halter & Griswold LLP
            1400 McDonald Investment Center
            800 Superior Avenue
            Cleveland, Ohio 44114
            Attention: Robert A. Ross, Esq.
            Telecopy No.: (216) 241-0816

and if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained pursuant to Section 18, or at such other address as may be furnished in writing by such Purchaser or by any other holder to the Company. Communications under this Section 24 shall be deemed given only when actually received.

25. Survival of Agreements, Representations and Warranties, etc; Reaffirmation of Company Guarantee.

      All agreements, representations and warranties contained herein and in the other Operative Documents shall be deemed to have been relied upon by each of the Purchasers and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by any Purchaser, whether or not any investigation at any time is made by such or on its behalf. All indemnification provisions, including, without limitation, those contained in Sections 22 and 23, shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

26.   Successors and Assigns; Rights of Other Holders.

      This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Company and each of the Purchasers, successors to the Company and each Purchaser's successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. The Company may not assign any of its rights or obligations hereunder or under any of the other Operative Documents without the written consent of all of the holders of the Securities then outstanding. The Purchasers and any holders of the Securities may assign their respective rights and obligations under this Agreement and the other Operative Documents (a) if an Event of Default does not then exist, with the consent of the Company which consent may not be unreasonably withheld and (b) if an Event of Default then exists, to any Person which is not a Competitor; provided, however, any Purchaser or holder of the Securities may at any time (whether or not an Event of Default then exists or consent from the Company has been obtained) assign its rights and obligations under this Agreement and the other Operative Documents to an Affiliate of such Purchaser or holder.

27.   Purchase for Investment; ERISA.

            (a) Each of the Purchasers severally represents and warrants (i) that such Purchaser has been furnished with all information that such Purchaser has requested for the purpose of evaluating such Purchaser's proposed acquisition of the Securities to be issued to such Purchaser pursuant hereto, (ii) that such Purchaser will acquire such Securities for such Purchaser's own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to such Purchaser's rights to dispose of such Securities or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time such Purchaser deems it advisable to do so and
      (iii) that such Purchaser is an "accredited investor" as such term is defined in Regulation D of the Commission under the Securities Act. The acquisition of such Securities by each Purchaser at the Closing shall constitute such Purchaser's several confirmation of the foregoing representations and warranties. Each Purchaser understands that such Securities are being sold to the Purchasers in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in Section 5.16, the Company is relying, to the extent applicable, on each Purchaser's several representations and warranties contained herein.

            (b) Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Securities to be purchased by such Purchaser hereunder:

                  (i) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this Section (i); or

                  (ii)  the Source is a governmental plan; or

                  (iii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this Section (iii); or

                  (iv) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

      As used in this Section 26(b), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM Exemption" means PTE 84-14 (issued March 13, 1984).

28.   Governing Law; Jurisdiction; Waiver of Jury Trial.

      This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of

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

the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of Ohio without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of Ohio and consents to the jurisdiction of the courts of the State of Ohio and the United States District Court for the Northern District of Ohio, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address referred to in Section 24 or as otherwise provided under the laws of the State of Ohio. Notwithstanding the foregoing, the Company agrees that nothing contained in this Section 28 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of Ohio. THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

29.   Other Business.

      It is understood and accepted that the Purchasers and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company agrees that all business opportunities in any field substantially related to the business of the Company will be pursued exclusively through the Company.

30.   Purchaser Agent.

      If at any time, there are more than four (4) holders of the Notes, such holders shall appoint an agent (the "Purchaser Agent") to receive copies of financial disclosures pursuant to Section 7 hereof and any notices hereunder on behalf of such holders.

31.   Miscellaneous.

      The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding among the Purchasers and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument. Any party may execute and deliver this Agreement by facsimile signature, which shall have the same binding effect as an original ink signature.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                     COMPANY:

                                     KONA ACQUISITION CORP.

                                     /s/ P. Michael Coleman
                                     ------------------------------------
                                     Name: P. Michael Coleman
                                     Title: President

                                     TARGET:

                                     INTEGRITY MEDIA, INC.

                                     /s/ Donald S. Ellington
                                     ------------------------------------
                                     Name: Donald S. Ellington
                                     Title: Treasurer and Secretary

                                     PURCHASERS:

                                     Key Principal Partners III LLC

                                     /s/ Cindy Babitt
                                     ------------------------------------
                                     Name: Cindy J. Babitt
                                     Title: Vice President

                                     KPP INVESTORS II LP

                                     By:  KPP II MANAGEMENT LLC,
                                            its General Partner

                                     By:  /s/ Cindy Babitt
                                        ------------------------------------
                                        Cindy Babitt, its Vice President

                                   SCHEDULE I

                             SCHEDULE OF PURCHASERS

Name and Address of Purchaser

KEY PRINCIPAL PARTNERS III LLC

800 Superior Avenue, 10th Floor
Cleveland Ohio 44114

Securities To Be Purchased

(a)   $12,750,000 Senior Subordinated Note (R-001)

(b)   Warrant for ____ Shares of Common Stock (No. RW-001)

Payments

All payments on account of the Securities shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds not later than 12 noon, Cleveland, Ohio time, on the applicable due date (identifying each payment as a payment of interest, principal, premium or other amount on the [Integrity Media, Inc.] [specify applicable security]), to:

________________________
________________________
ABA No.: ___________
Account No.: __________

Account Name: Key Principal Partners III LLC

Re: Description of security; principal, interest, premium or other amount split

With concurrent telephone advice of payment to _______________, at (216)
__________.

Notices

All notices and communications to be addressed to:

      Key Principal Partners III LLC
      800 Superior Avenue, 10th Floor
      Cleveland, Ohio 44114
      Attention: Cindy Babitt and Dennis Wagner
      Telecopy: (216) 828-8135

Securities to be

Registered in the Name:    KEY PRINCIPAL PARTNERS III LLC

Name and Address of Purchaser

KPP INVESTORS II L.P.

800 Superior Avenue, 10th Floor
Cleveland Ohio 44114

Securities To Be Purchased

(a)   $2,250,000 Senior Subordinated Note (R-002)

(b)   Warrant for _____ Shares of Common Stock (No. RW-002)

Payments

All payments on account of the Securities shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds not later than 12 noon, Cleveland, Ohio time, on the applicable due date (identifying each payment as a payment of interest, principal, premium or other amount on the [Integrity Media, Inc.] [specify applicable security]), to:

________________________
________________________
ABA No.: _____________
Account No.: ___________

Account Name: KPP INVESTORS II L.P.
Re: Description of security; principal, interest, premium or other amount split

With concurrent telephone advice of payment to ________________, at (216)
____________.

Notices

All notices and communications to be addressed to:

      KPP Investors II L.P.
      800 Superior Avenue, 10th Floor
      Cleveland, Ohio 44114
      Attention: Cindy Babitt and Dennis Wagner
      Telecopy: (216) 828-8135

Securities to be
Registered in the Name:    KPP INVESTORS II L.P.